                                                                    EXHIBIT 10.8











                                 COMBICHEM, INC.

                               SERIES D PREFERRED

                            STOCK PURCHASE AGREEMENT


                            ------------------------


                                November 15, 1996

                                TABLE OF CONTENTS

                                                                                  Page
                                                                                  ----

1.     Purchase and Sale of Stock..................................................  1
       1.1    Sale and Issuance of Series D Preferred Stock........................  1
       1.2    Closing..............................................................  1

2.     Representations and Warranties of the Company...............................  2
       2.1    Organization; Good Standing; Qualification...........................  2
       2.2    Authorization........................................................  2
       2.3    Valid Issuance of Preferred and Common Stock.........................  2
       2.4    Governmental Consents................................................  3
       2.5    Capitalization and Voting Rights.....................................  3
       2.6    Subsidiaries.........................................................  4
       2.7    Contracts and Other Commitments......................................  4
       2.8    Related-Party Transactions...........................................  5
       2.9    Registration Rights..................................................  5
       2.10   Permits..............................................................  5
       2.11   Compliance with Other Instruments....................................  6
       2.12   Litigation...........................................................  6
       2.13   Disclosure...........................................................  6
       2.14   Offering.............................................................  6
       2.15   Title to Property and Assets; Leases.................................  7
       2.16   Financial Statements.................................................  7
       2.17   Changes..............................................................  7
       2.18   Patents and Trademarks...............................................  8
       2.19   Manufacturing and Marketing Rights...................................  8
       2.20   Employees; Employee Compensation.....................................  8
       2.21   Proprietary Information and Inventions Agreements....................  9
       2.22   Tax Returns, Payments and Elections..................................  9
       2.23   Insurance............................................................  9
       2.24   Environmental and Safety Laws........................................ 10
       2.25   Minute Books......................................................... 10
       2.26   Real Property Holding Corporation.................................... 10
       2.27   Small Business Concern............................................... 10
       2.28   Qualified Small Business............................................. 10

3.     Representations and Warranties of the Investors............................. 10
       3.1    Authorization........................................................ 10
       3.2    Purchase Entirely for Own Account.................................... 10
       3.3    Reliance Upon Investors' Representations............................. 11
       3.4    Receipt of Information............................................... 11
       3.5    Investment Experience................................................ 11
       3.6    Accredited Investor.................................................. 11
       3.7    Restricted Securities................................................ 12


                                       i.

       3.8    Legends.............................................................. 12
       3.9    Public Sale.......................................................... 13
       3.10   Non-U.S. Person...................................................... 13

4.     Covenants of the Company.................................................... 14

5.     Conditions of Investor's Obligations at Closing............................. 14
       5.1    Representations and Warranties....................................... 14
       5.2    Performance.......................................................... 14
       5.3    Compliance Certificate............................................... 14
       5.4    Qualifications....................................................... 14
       5.5    Proceedings and Documents............................................ 14
       5.6    Small Business Concern Documents..................................... 15
       5.7    Opinion of Company Counsel........................................... 15
       5.8    Investors' Rights Agreement.......................................... 15
       5.9    Co-Sale Agreements................................................... 15
       5.10   Filing of Restated Articles.......................................... 15

6.     Conditions of the Company's Obligations at Closing.......................... 15
       6.1    Representations and Warranties....................................... 15
       6.2    Qualifications....................................................... 15
       6.3    Co-Sale Agreements................................................... 15

7.     Miscellaneous............................................................... 16
       7.1    Entire Agreement..................................................... 16
       7.2    Survival of Warranties............................................... 16
       7.3    Successors and Assigns............................................... 16
       7.4    Governing Law........................................................ 16
       7.5    Counterparts......................................................... 16
       7.6    Titles and Subtitles................................................. 16
       7.7    Notices.............................................................. 16
       7.8    Finder's Fees........................................................ 16
       7.9    Expenses............................................................. 17
       7.10   Attorneys' Fees...................................................... 17
       7.11   Amendments and Waivers............................................... 17
       7.12   Severability......................................................... 17
       7.13   Corporate Securities Law............................................. 17
       7.14   Exculpation Among Investors.......................................... 18

Exhibit A      Amended and Restated Articles of Incorporation
Exhibit B      Amended and Restated Investors' Rights Agreement
Exhibit C      Current Shareholders
Exhibit D      Co-Sale Agreement

Schedule A     Schedule of Investors
               Schedule of Exceptions


                                       ii.

                                 COMBICHEM, INC.
                               SERIES D PREFERRED
                            STOCK PURCHASE AGREEMENT

      THIS SERIES D PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is made as of the 15th day of November, 1996, by and between CombiChem, Inc., a California corporation (the "Company"), and each of the persons listed on Schedule A hereto, each of which is herein referred to as an "Investor."

      THE PARTIES HEREBY AGREE AS FOLLOWS:

1.    Purchase and Sale of Stock.

      1.1   Sale and Issuance of Series D Preferred Stock.

               1.1.1 The Company shall adopt and file with the Secretary of State of California on or before the Closing (as defined below) Amended and Restated Articles of Incorporation in the form attached hereto as Exhibit A (the "Restated Articles").

               1.1.2 Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase at the Closing and the Company agrees to sell and issue to each Investor, severally and not jointly, at the Closing that number of shares of the Company's Series D Preferred Stock set forth opposite each Investor's name on Schedule A hereto under the heading "Closing," at a price of $1.00 per share for an aggregate amount to be sold to all Investors at the Closing of at least 9,869,205 shares.

      1.2 Closing. The purchase and sale of the Series D Preferred Stock shall take place at the offices of Brobeck, Phleger & Harrison LLP, 550 West C Street, Suite 1200, San Diego, California, at 10:00 a.m., on November 15, 1996, or at such other time and place as the Company and Investors acquiring in the aggregate more than half the shares of Series D Preferred Stock sold pursuant hereto mutually agree upon orally or in writing (which time and place are designated as the "Closing"). At the Closing the Company shall deliver to each Investor a certificate representing the Series D Preferred Stock that such Investor is purchasing against payment of the purchase price therefor by check or wire transfer.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that, except as set forth on a Schedule of Exceptions furnished each Investor and special counsel for the Investors, which exceptions shall be deemed to be representations and warranties as if made hereunder:

      2.1 Organization; Good Standing; Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted, to execute and deliver this Agreement, the Amended and Restated Investors' Rights Agreement dated the date hereof in the form attached as Exhibit B ("the Investors' Rights Agreement"), and any other agreement to which the Company is a party and the execution and delivery of which is contemplated hereby (the "Ancillary Agreements"), to issue and sell the Series D Preferred Stock and the Common Stock issuable upon conversion thereof, and to carry out the provisions of this Agreement, the Investors' Rights Agreement, the Restated Articles and any Ancillary Agreement. The Company is not qualified to do business as a foreign corporation in any jurisdiction and such qualification is not now required.

      2.2 Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the Investors' Rights Agreement and any Ancillary Agreement, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, issuance (or reservation for issuance), sale and delivery of the Series D Preferred Stock being sold hereunder, the Series D-1 Preferred Stock issuable upon conversion of the Series D Preferred Stock and the Common Stock issuable upon conversion of the Series D Preferred Stock or Series D-1 Preferred Stock has been taken or will be taken prior to the Closing, and this Agreement, the Investors' Rights Agreement, and any Ancillary Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities law.

      2.3 Valid Issuance of Preferred and Common Stock. The Series D Preferred Stock that is being purchased by the Investors hereunder will upon issuance and delivery hereunder be duly and validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Investors' Rights Agreement and under applicable state and federal securities laws. The Series D-1 Preferred Stock issuable upon conversion of the Series D Preferred Stock purchased under this Agreement and the Common Stock issuable upon conversion of such Series D Preferred Stock and the Series D-1 Preferred Stock have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Articles, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Investors' Rights Agreement and under applicable state and federal securities laws. The Series D Preferred Stock that is being purchased hereunder, the Series D-1 Preferred Stock issuable upon conversion of the Series D Preferred Stock and the Common Stock issuable upon conversion of the Series D Preferred


                                       2.

Stock and Series D-1 Preferred Stock are not subject to any pre-emptive rights or rights of first refusal which have not been previously waived.

      2.4 Governmental Consents. No consent, approval, qualification, order or authorization of, or filing with, any local, state or federal governmental authority is required on the part of the Company in connection with the Company's valid execution, delivery or performance of this Agreement, the offer, sale or issuance of the Series D Preferred Stock by the Company, the issuance of Series D-1 Preferred Stock upon conversion of the Series D Preferred Stock or the issuance of Common Stock upon conversion of the Series D Preferred Stock or Series D-1 Preferred Stock, except (i) the filing of the Restated Articles with the Secretary of State of the State of California, and (ii) such filings as have been made prior to the Closing, except Form D or any notices of sale required to be filed under applicable state securities laws, which will be timely filed within the applicable periods therefor.

      2.5 Capitalization and Voting Rights. The authorized capital of the Company consists, or will consist prior to the Closing, of:

            2.5.1 Preferred Stock. 63,196,296 shares of Preferred Stock, no par value (the "Preferred Stock"), of which 1,000,000 shares have been designated Series A Preferred Stock, all of which are issued and outstanding, 2,226,667 shares have been designated Series B Preferred Stock, all of which are issued and outstanding, 17,519,776 have been designated Series C Preferred Stock, 17,158,486 of which are issued and outstanding, 1,500,000 shares have been designated Series Z Preferred Stock, 532,777 of which are issued and outstanding, 465,000 shares have been designated Series J Preferred Stock, none of which are issued and outstanding, 1,000,000 shares have been designated Series A-1 Preferred Stock, none of which are issued and outstanding, 2,226,667 shares have been designated Series B-1 Preferred Stock, none of which are issued and outstanding, 17,519,776 shares have been designated Series C-1 Preferred Stock, none of which are issued and outstanding, 9,869,205 shares have been designated Series D Preferred Stock, all of which will be issued pursuant to this Agreement, and 9,869,205 shares have been designated Series D-1 Preferred Stock, none of which are issued and outstanding. The rights, privileges and preferences of the Series A, Series B, Series C, Series D, Series J, Series Z, Series A-1, Series B-1, Series C-1 and Series D-1 Preferred Stock will be as stated in the Restated Articles.

            2.5.2 Common Stock. 80,000,000 shares of common stock ("Common Stock"), no par value, of which 2,714,327 shares are issued and outstanding.

            2.5.3 The outstanding shares of Preferred Stock and Common Stock are owned by the shareholders and in the numbers specified in Exhibit C hereto.

            2.5.4 The outstanding shares of Preferred Stock and Common Stock have been issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the "Securities Act") and any relevant state securities laws or pursuant to valid exemptions therefrom.


                                       3.

            2.5.5 Except for (A) the conversion privileges of the Preferred Stock, (B) the rights provided in paragraph 2.3 of the Investors' Rights Agreement, (C) currently outstanding options to purchase 40,000 shares of Common Stock granted to an employee prior to the adoption of the Company's 1995 Stock Option/Stock Issuance Plan (the "Plan"), (D) currently outstanding options to purchase 4,420,337 shares of Common Stock granted to employees or consultants pursuant to the Plan, (E) options to purchase 465,000 shares of Series J Preferred Stock to be granted to certain employees in connection with their employment by the Company, (F) up to 196,558 shares of Series Z Preferred Stock issuable upon exercise of warrants issued (or to be issued) in connection with the Company's equipment lease line, (G) 35,000 shares of Common Stock issuable upon exercise of warrants outstanding at the Closing, (H) up to 240,321 shares of Series C Preferred Stock issuable upon exercise of warrants issued (or to be issued) in connection with the Company's equipment lease line and (I) 120,968 shares of Series C Preferred Stock issuable upon exercise of warrants outstanding at the Closing, there are not outstanding any options, warrants, rights (including conversion or preemptive rights and rights of first refusal) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. In addition to the aforementioned options, the Company has reserved an additional 599,937 shares of its Common Stock for purchase or upon exercise of options to be granted in the future under the Plan or other employee arrangement approved by the Board of Directors of the Company. The Company is not a party or subject to any agreement or understanding, and, to the best of the Company's knowledge, there is no agreement or understanding between any persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of the Company.

      2.6 Subsidiaries. The Company does not own or control, directly or indirectly, any interest in any other corporation, association or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

      2.7 Contracts and Other Commitments. The Schedule of Exceptions contains a complete list of all of the following agreements and instruments to which the Company is a party: (a) all contracts, agreements and instruments which involve a commitment by, or payments to, the Company in excess of $50,000; (b) all stock purchase or redemption agreements; (c) all loan or debt agreements and other evidences of indebtedness, including guarantees; (d) all employment agreements and other agreements with or for the benefit of any director, officer, employee or 10% stockholder of the Company; (e) all licenses of any patent, trade secret or other proprietary right to or from the Company; and (f) all indemnification and noncompetition agreements (collectively, the "Material Agreements"). All the Material Agreements are valid and binding obligations of the Company, in full force and effect in all material respects. The Company is not aware of any material default, either pending or threatened, with respect to the Material Agreements. The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its charter documents or Bylaws, which adversely affects its business as presently conducted or as currently proposed to be conducted, its properties or its financial condition.


                                       4.

        The Company has not (I) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (II) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $25,000 or in excess of $50,000 in the aggregate, (III) made any loans or advances to any person, other than ordinary advances for travel expenses, or (IV) sold, exchanged or otherwise disposed of any of its assets or rights, nor entered into any agreement therefor, other than the sale of its inventory in the ordinary course of business. The Company has not engaged in the past three months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

      2.8 Related-Party Transactions. No employee, officer or director of the Company or member of his or her immediate family thereof is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. To the best of the Company's knowledge, no officer or director or any member of their immediate families is, directly or indirectly, interested in any material contract with the Company.

      2.9 Registration Rights. Except as provided in the Investors' Rights Agreement, the Company is not obligated to register under the Securities Act any of its presently outstanding securities or any of its securities that may subsequently be issued.

      2.10 Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

      2.11 Compliance with Other Instruments. The Company is not in violation or default in any material respect of any provision of its Restated Articles or Bylaws or in any material respect of any provision of, and no consent or approval of any third party is required under, any mortgage, indenture, agreement, instrument or contract to which it is a party or by


                                       5.

which it is bound or, to the best of its knowledge, of any federal or state judgment, order, writ, decree, statute, rule or regulation applicable to the Company. The execution, delivery and performance by the Company of this Agreement, the Investors' Rights Agreement and any Ancillary Agreement, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in material conflict with or constitute, with or without the passage of time or giving of notice, either a material default under any such provision or an event that results in the creation of any material lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations, or any of its assets or properties.

      2.12 Litigation. There is no action, suit, proceeding or investigation pending or currently threatened against the Company. The foregoing includes, without limitation, any action, suit, proceeding, or investigation pending or currently threatened involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, their obligations under any agreements with prior employers, or negotiations by the Company with potential backers of, or investors in, the Company or its proposed business. The Company is not a party to, or to the best of its knowledge, named in any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit or proceeding by the Company currently pending or that the Company currently intends to initiate.

      2.13 Disclosure. The Company has provided each Investor with all the information reasonably available to it without undue expense that such Investor has requested for deciding whether to purchase the Series D Preferred Stock and all information which the Company believes is reasonably necessary to enable such Investor to make such decision. Neither this Agreement nor any other written statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

      2.14 Offering. Subject in part to the truth and accuracy of each Investor's representations set forth in this Agreement, the offer, sale and issuance of the Series D Preferred Stock as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

      2.15 Title to Property and Assets; Leases. Except (a) as reflected in the Financial Statements (as defined below), (b) for liens for current taxes not yet delinquent, (c) for liens imposed by law and incurred in the ordinary course of business for obligations not past due to carriers, warehousemen, laborers, materialmen and the like, (d) for liens in respect of pledges or deposits under workers' compensation laws or similar legislation, or (e) for minor defects in title, none of which, individually or in the aggregate materially interferes with the use of such property, the Company owns its property and assets free and clear of all mortgages,


                                       6.

liens, claims and encumbrances. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances, subject to clauses (a)-(e) above.

      2.16 Financial Statements. The Company has delivered to each Investor its audited financial statements (balance sheet and profit and loss statement, statement of shareholders' equity and statement of changes in financial position including notes thereto) at December 31, 1995 and for the fiscal year then ended (the "Audited Financial Statements") and its unaudited financial statements (balance sheet and profit and loss statement including notes thereto) as at and for the eight-month period ended August 31, 1996 (the "Unaudited Financial Statements" and, collectively with the Audited Financial Statements, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that the Unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to August 31, 1996 and
(ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

      2.17 Changes. To the best of the Company's knowledge, since August 31, 1996, there has not been any event or condition of any type that has materially and adversely affected the business, properties, prospects or financial condition of the Company.

      2.18 Patents and Trademarks. To the best of its knowledge, the Company owns or possesses sufficient legal rights to all patents, trademarks, servicemarks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others. The Schedule of Exceptions contains a complete list of patents and pending patent applications of the Company. Except for agreements with its own employees or consultants, substantially in the form referenced in paragraph
2.21 below, there are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any communications alleging that the Company has violated or, by


                                       7.

conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights of any other person or entity. After inquiry, the Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the best of the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company.

      2.19 Manufacturing and Marketing Rights. The Company has not granted rights to manufacture, produce, assemble, license, market or sell its products to any other person and is not bound by any agreement that affects the Company's exclusive right to develop, manufacture, assemble, distribute, market or sell its products.

      2.20 Employees; Employee Compensation. To the best of the knowledge of the Company, there is no strike or labor dispute or union organization activities pending or threatened between it and its employees. None of the Company's employees belongs to any union or collective bargaining unit. To the best of its knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment. To the best of the Company's knowledge, no employee of the Company is or will be in violation of any judgment, decree or order, or any term of any employment contract, patent disclosure agreement or other contract or agreement relating to the relationship of any such employee with the Company or any other party because of the nature of the business conducted or to be conducted by the Company or to the utilization by the employee of his best efforts with respect to such business. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company is terminable at the will of the Company.

      2.21 Proprietary Information and Inventions Agreements. Each employee and officer of the Company has executed a Proprietary Information and Inventions Agreement substantially in the form or forms that have been delivered to special counsel for the Investors, and each consultant or other person who has contributed to the development of the Company's proprietary rights has assigned his or her rights therein to the Company.


                                       8.

      2.22 Tax Returns, Payments and Elections. The Company has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith. The provision for taxes of the Company as shown in the Financial Statements is adequate for taxes due or accrued as of the date thereof. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended ("Code"), to be treated as an S corporation or a collapsible corporation pursuant to Section 341(f) or Section 1362(a) of the Code, nor has it made any other elections pursuant to the Code (other than elections which relate solely to methods of accounting, depreciation or amortization) which would have a material effect on the business, properties, prospects or financial condition of the Company. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the Company's federal income tax returns and none of its state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities. Since the date of the Financial Statements, the Company has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositaries.

      2.23 Insurance. The Company has in full force and effect fire, general liability, and casualty insurance policies, with extended coverage, in amounts customary for companies similarly situated. The Company has in full force and effect term life insurance, payable to the Company, on the lives of those executive officers and in the amounts set forth in the Schedule of Exceptions.

      2.24 Environmental and Safety Laws. To the best of its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to the best of its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law, or regulation.

      2.25 Minute Books. The copy of the minute books of the Company provided to the Investor's special counsel contain minutes of all meetings of directors and shareholders and all actions by written consent without a meeting by the directors and shareholders since the time of incorporation and reflect all actions by the directors (and any committee of directors) and shareholders with respect to all transactions referred to in such minutes accurately in all material respects.

      2.26 Real Property Holding Corporation. The Company is not a real property holding corporation within the meaning of the Code Section 897(c)(2) and any regulations promulgated thereunder.


                                       9.

      2.27 Small Business Concern. The Company, together with its "affiliates" (as that term is defined in Section 121.401 of Title 13 of the Code of Federal Regulations), is a "small business concern" within the meaning of the Small Business Investment Act of 1958, as amended, and the regulations thereunder, including Section 121.802(a)(2) of Title 13 of the Code of Federal Regulations. The information set forth in the documents provided to the Investors pursuant to
Section 5.6 below is accurate and complete.

      2.28 Qualified Small Business. The Company represents and warrants to the Investors that, to the best of its knowledge, the shares of Series D Preferred Stock offered hereby should qualify as "Qualified Small Business Stock" as defined in Section 1202(c) of the Code as of the date hereof. The Company will use reasonable efforts to comply with the reporting and recordkeeping requirements of Section 1202 of the Code and any regulations promulgated thereunder, and agrees not to repurchase any stock of the Company if such repurchase would cause such shares not to so qualify as "Qualified Small Business Stock."

3. Representations and Warranties of the Investors. Each Investor hereby represents and warrants that:

      3.1 Authorization. Each Investor represents that it has full power and authority to enter into this Agreement and that this Agreement constitutes a valid and legally binding obligation of such Investor.

      3.2 Purchase Entirely for Own Account. This Agreement is made with each Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Series D Preferred Stock to be purchased by such Investor and the Series D-1 Preferred Stock and the Common Stock issuable upon conversion thereof (collectively, the "Securities") will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

      3.3 Reliance Upon Investors' Representations. Each Investor understands that the Series D Preferred Stock is not, and any Series D-1 Preferred Stock or any Common Stock acquired on conversion thereof at the time of issuance may not be, registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that the Company's reliance on such exemption is predicated on the Investors' representations set forth herein. Each Investor realizes that the basis for the exemption may not be present if, notwithstanding such representations, the Investor has in mind merely acquiring the Securities for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. No Investor has any such intention.


                                      10.

      3.4 Receipt of Information. Each Investor represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series D Preferred Stock and the business, properties, prospects and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon.

      3.5 Investment Experience. Each Investor represents that it is experienced in evaluating and investing in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, Investor also represents it has not been organized for the purpose of acquiring the Securities.

      3.6 Accredited Investor. Each Investor as to itself severally and not jointly further represents to the Company that except as otherwise disclosed to the Company, in writing, prior to its execution hereof:

            3.6.1 such Investor is an "Accredited Investor" (as defined in the rules and regulations promulgated under the Securities Act); or

            3.6.2 the capital contribution of the Investor does not exceed 10% of the Investor's net worth or, in the case of an individual, joint net worth with that person's spouse.

      3.7 Restricted Securities. Each Investor understands that the Securities may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Securities or an available exemption from registration under the Securities Act, the Securities must be held indefinitely. In particular, each Investor is aware that the Securities may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 is the availability of current information to the public about the Company. Such information is not now available and the Company has no present plans to make such information available.

      3.8 Legends. To the extent applicable, each certificate or other document evidencing any of the Securities shall be endorsed with the legends set forth below, and each Investor covenants that, except to the extent such restrictions are waived by the Company, such Investor shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in the legends endorsed on such certificate:


                                      11.

            3.8.1 The following legend under the Securities Act:

            "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

            3.8.2 In the case of an Investor who is not a citizen or resident of the United States or Canada, or any state, territory or possession thereof, including but not limited to any estate of any such person, or any corporation, partnership, trust or other entity created or existing under the laws thereof, or any entity controlled or owned by any of the foregoing (a "U.S. Person") and is not an Accredited Investor:

            "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF PRIOR TO ONE YEAR FROM THE DATE OF THE CLOSING AT WHICH SUCH SHARES WERE PURCHASED, WITHIN THE UNITED STATES, CANADA, THEIR TERRITORIES AND POSSESSIONS OR ANY AREA SUBJECT TO THEIR JURISDICTION OR TO ANY CITIZEN OR RESIDENT OF THE UNITED STATES OR CANADA, OR ANY STATE, TERRITORY OR POSSESSION THEREOF, INCLUDING ANY ESTATE OF SUCH PERSON OR ANY CORPORATION, PARTNERSHIP, TRUST OR OTHER ENTITY CREATED OR EXISTING UNDER THE LAWS THEREOF, AND THEREAFTER MAY NOT BE SO TRANSFERRED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

      3.9 Public Sale. Each Investor agrees not to make, without the prior written consent of the Company, any public offering or sale of the Securities, although permitted to


                                      12.

do so pursuant to Rule 144(k) promulgated under the Securities Act, until the earlier of (i) the date on which the Company effects its initial registered public offering pursuant to the Securities Act or (ii) the date on which it becomes a registered company pursuant to section 12(g) of the Securities Exchange Act of 1934, as amended, or (iii) August 17, 2000.

      3.10 Non-U.S. Person. If Investor is not a U.S. Person, such Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the shares of Series D Preferred Stock offered hereunder or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of such shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents which may need to be obtained and (iv) the income tax and other tax consequences, if any, which may be relevant to the purchase, holding, redemption, sale or transfer of the Interest. Such Investor's subscription and payment for, and its continued beneficial ownership of the shares of Series D Preferred Stock offered hereunder will not violate any applicable securities or other laws of its jurisdiction.

4.    Covenants of the Company.

      4.1 Continuing Covenants. So long as any shares of Preferred Stock are outstanding, the Company shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the shares of Preferred Stock then outstanding:

            4.1.1 change the authorized number of directors to be other than between five (5) and nine (9); or

            4.1.2 put into place or effect any acceleration of vesting of stock options or waiver of repurchase rights with respect to stock beneficially held by an employee or consultant of the Company, each in the event of a sale of all or substantially all of the assets of the Company, a merger of the Company with or into another entity or a liquidation of the Company.

5. Conditions of Investor's Obligations at Closing. The obligations of each Investor under Section 1.1.2 or Section 1.2 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

      5.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.


                                      13.

      5.2 Performance. The Company shall have performed and complied with all agreements, obligations, covenants and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

      5.3 Compliance Certificate. The President of the Company shall deliver to each Investor at the Closing a certificate certifying that the conditions specified in paragraphs 5.1, 5.2, 5.4, 5.6, 5.8, 5.9 and 5.10 have been fulfilled.

      5.4 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Series D Preferred Stock pursuant to this Agreement shall be duly obtained and effective as of the Closing.

      5.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors' special counsel, which shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

      5.6 Small Business Concern Documents. The Company shall have executed and delivered to each Investor who requests them, a Size Status Declaration on SBA Form 480 and an Assurance of Compliance on SBA Form 652, and shall have provided to each Investor who so requests information necessary for the preparation of a Portfolio Financing Report on SBA Form 1031.

      5.7 Opinion of Company Counsel. Each Investor shall have received from Brobeck, Phleger & Harrison, counsel for the Company, an opinion, dated the date of the Closing, in form and substance satisfactory to special counsel to the Investors.

      5.8 Investors' Rights Agreement. The Company and each Investor shall have entered into the Investors' Rights Agreement in the form attached as Exhibit B.

      5.9 Co-Sale Agreements. Vicente Anido, Robert Curtis, Peter Myers, Steve Teig, Sydney Brenner, Kim Janda, Chi-Huey Wong and Dale Boger (collectively, the "Founders"), a majority of the Shareholders (as defined thereunder) and the Company shall each have entered into a Co-Sale Agreement in the form attached hereto as Exhibit D.

      5.10 Filing of Restated Articles. The Company shall adopt and file with the Secretary of State of California the Restated Articles, and such Restated Articles shall have been accepted for filing by the Secretary of State of California.

6. Conditions of the Company's Obligations at Closing. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by that Investor:


                                      14.

      6.1 Representations and Warranties. The representations and warranties of the Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

      6.2 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Series D Preferred Stock pursuant to this Agreement shall be duly obtained and effective as of the Closing.

      6.3 Co-Sale Agreements. The Founders, a majority of the Shareholders (as defined thereunder) and the Company shall each have entered into a Co-Sale Agreement in the form attached hereto as Exhibit D.

7.    Miscellaneous.

      7.1 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

      7.2 Survival of Warranties. The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

      7.3 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including permitted transferees of any shares of Series D Preferred Stock sold hereunder or any Series D-1 Preferred Stock or any Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

      7.4 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

      7.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      7.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.


                                      15.

      7.7 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified by hand or professional courier service or five (5) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

      7.8 Finder's Fees. Except for a finder's fee of $80,000 owed by the Company to Hanuko Dumas, each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction.

        Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees or representatives is responsible.

        The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

      7.9 Expenses. Irrespective of whether the Closing is effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If the Closing is effected, the Company shall, at the Closing, reimburse the reasonable fees of special counsel for the Investors of not more than $20,000 and shall, upon receipt of a bill therefor, reimburse the reasonable out-of-pocket expenses of such counsel incurred in connection with the Closing.

      7.10 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Investors' Rights Agreement or the Restated Articles, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

      7.11 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of more than 50% of the Common Stock (that has not been sold to the public) issued or issuable upon conversion of the Series D Preferred Stock (or Series D-1 Preferred Stock). Any amendment or waiver effected in accordance with this Section shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted), each future holder of all such securities and the Company.


                                      16.

      7.12 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

      7.13 Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

      7.14 Exculpation Among Investors. Each Investor acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Investor agrees that no Investor nor the respective controlling persons, officers, directors, partners, agents or employees of any Investor shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Series D Preferred Stock (and Common Stock issued upon conversion thereof).




                [Remainder of This Page Intentionally Left Blank]


                                      17.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       COMBICHEM, INC.



                                       By: /s/ Vicente Anido
                                           -------------------------------------
                                           Vicente Anido, President




                                       INVESTORS:


                                       ---------------------------------
                                       NAME OF INVESTOR



                                       By:______________________________________

                                       Title:___________________________________

                                       Address:_________________________________
                                               _________________________________




                      [SIGNATURE PAGE TO SERIES D PREFERRED
                            STOCK PURCHASE AGREEMENT]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       COMBICHEM, INC.



                                       By: _____________________________________
                                           Vicente Anido, President



                                       INVESTORS:


                                       Japan Associated Finance Co., Ltd.
                                       -----------------------------------------
                                       NAME OF INVESTOR



                                       By: /s/ Masaki Yoshida
                                           -------------------------------------
                                       Title: President
                                              ----------------------------------
                                       Address:_________________________________
                                               _________________________________




                      [SIGNATURE PAGE TO SERIES D PREFERRED
                            STOCK PURCHASE AGREEMENT]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              COMBICHEM, INC.



                              By: _____________________________________
                                  Vicente Anido, President



                              INVESTORS:


                              JAFCO G-5 Investment Enterprise Partnership
                              -----------------------------------------
                              NAME OF INVESTOR



                              By: /s/ Masaki Yoshida
                                  -------------------------------------

                                     President Japan Associated Finance Co., Ltd
                              Title: Its Executive Partner
                                     ----------------------------------
                              Address:_________________________________
                                      _________________________________




                      [SIGNATURE PAGE TO SERIES D PREFERRED
                            STOCK PURCHASE AGREEMENT]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              COMBICHEM, INC.



                              By: _____________________________________
                                  Vicente Anido, President



                              INVESTORS:


                              JAFCO R-1(A) Investment Enterprise Partnership
                              -----------------------------------------
                              NAME OF INVESTOR



                              By: /s/ Masaki Yoshida
                                  -------------------------------------

                                     President Japan Associated Finance Co., Ltd
                              Title: Its Executive Partner
                                     ----------------------------------
                              Address:_________________________________
                                      _________________________________




                      [SIGNATURE PAGE TO SERIES D PREFERRED
                            STOCK PURCHASE AGREEMENT]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              COMBICHEM, INC.



                              By: _____________________________________
                                  Vicente Anido, President



                              INVESTORS:


                              JAFCO R-1(B) Investment Enterprise Partnership
                              -----------------------------------------
                              NAME OF INVESTOR



                              By: /s/ Masaki Yoshida
                                  -------------------------------------

                                     President Japan Associated Finance Co., Ltd
                              Title: Its Executive Partner
                                     ----------------------------------
                              Address:_________________________________
                                      _________________________________




                      [SIGNATURE PAGE TO SERIES D PREFERRED
                            STOCK PURCHASE AGREEMENT]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              COMBICHEM, INC.



                              By: _____________________________________
                                  Vicente Anido, President



                              INVESTORS:


                              JAFCO R-2 Investment Enterprise Partnership
                              -----------------------------------------
                              NAME OF INVESTOR



                              By: /s/ Masaki Yoshida
                                  -------------------------------------

                                     President Japan Associated Finance Co., Ltd
                              Title: Its Executive Partner
                                     ----------------------------------
                              Address:_________________________________
                                      _________________________________




                      [SIGNATURE PAGE TO SERIES D PREFERRED
                            STOCK PURCHASE AGREEMENT]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              COMBICHEM, INC.



                              By: _____________________________________
                                  Vicente Anido, President



                              INVESTORS:


                              Brentwood Associates VII, L.P.
                              By: Brentwood VII Ventures Its General Partner
                              -----------------------------------------
                              NAME OF INVESTOR



                              By: /s/ illegible
                                  -------------------------------------

                              Title: General Partner
                                     ----------------------------------
                              Address:_________________________________
                                      _________________________________




                      [SIGNATURE PAGE TO SERIES D PREFERRED
                            STOCK PURCHASE AGREEMENT]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              COMBICHEM, INC.



                              By: _____________________________________
                                  Vicente Anido, President



                              INVESTORS:


                              S.R. One, Limited
                              -----------------------------------------
                              NAME OF INVESTOR



                              By: /s/ Donald G. Parman
                                  -------------------------------------

                              Title: Vice President
                                     ----------------------------------

                              Address: Bay Colony Executive Park
                                       ---------------------------------
                                       565 E. Swedesford Road, Suite 315
                                       ---------------------------------
                                       Wayne, PA 19087




                      [SIGNATURE PAGE TO SERIES D PREFERRED
                            STOCK PURCHASE AGREEMENT]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMBICHEM, INC.



                                    By: ________________________________________
                                        Vicente Anido, President



                                    INVESTORS:


                                    Sprout Capital VII, L.P.
                                    --------------------------------------------
                                    NAME OF INVESTOR



                                    By: /s/ Pierre Chambon
                                        ----------------------------------------

                                    Title: Vice President Sprout Group
                                           -------------------------------------

                                    Address: ___________________________________
                                             ___________________________________




                      [SIGNATURE PAGE TO SERIES D PREFERRED
                            STOCK PURCHASE AGREEMENT]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMBICHEM, INC.



                                    By: ________________________________________
                                        Vicente Anido, President



                                    INVESTORS:


                                    DLJ Capital Corporation
                                    --------------------------------------------
                                    NAME OF INVESTOR



                                    By: /s/ Pierre Chambon
                                        ----------------------------------------

                                    Title: Vice President Sprout Group
                                           -------------------------------------

                                    Address: ___________________________________
                                             ___________________________________




                      [SIGNATURE PAGE TO SERIES D PREFERRED
                            STOCK PURCHASE AGREEMENT]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                COMBICHEM, INC.



                                By: ________________________________________
                                    Vicente Anido, President



                                INVESTORS:


                                C.V. Sofinnova Ventures Partners III
                                --------------------------------------------
                                NAME OF INVESTOR



                                By: /s/ Alix Marduel, M.D.
                                    ----------------------------------------

                                Title: General Partner Sofinnova Management L.P.
                                       -------------------------------------

                                Address: ___________________________________
                                         ___________________________________




                      [SIGNATURE PAGE TO SERIES D PREFERRED
                            STOCK PURCHASE AGREEMENT]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                COMBICHEM, INC.



                                By: ________________________________________
                                    Vicente Anido, President



                                INVESTORS:


                                SINGAPORE BIO-INNOVATIONS PTE LTD
                                --------------------------------------------
                                NAME OF INVESTOR



                                By: /S/ Yong-Sea Teoh
                                    ----------------------------------------

                                Title: Director & General Manager
                                       -------------------------------------

                                Address: 250 North Bridge Road #2400
                                         -----------------------------------
                                         Raffles City Tower
                                         -----------------------------------
                                         Singapore 179101




                      [SIGNATURE PAGE TO SERIES D PREFERRED
                            STOCK PURCHASE AGREEMENT]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMBICHEM, INC.



                                    By: ________________________________________
                                        Vicente Anido, President



                                    INVESTORS:


                                    SEQUOIA CAPITAL VI
                                    SEQUOIA TECHNOLOGY PARTNERS VI
                                    SEQUOIA 1995
                                    --------------------------------------------
                                    NAME OF INVESTOR



                                    By: /s/ Pierre Lamond
                                        ----------------------------------------

                                    Title: General Partner
                                           -------------------------------------

                                    Address: ___________________________________
                                             ___________________________________




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
      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMBICHEM, INC.



                                    By: ________________________________________
                                        Vicente Anido, President



                                    INVESTORS:


                                    Paine Webber, Custodian FBO
                                    Michael Grossman, IRA R/O
                                    --------------------------------------------
                                    NAME OF INVESTOR



                                    By: /s/ illegible
                                        ----------------------------------------

                                    Title: Branch Manager
                                           -------------------------------------

                                    Address: 600 W. Broadway, Suite 2000
                                             -----------------------------------
                                             San Diego, CA 92103
                                             -----------------------------------




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
      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMBICHEM, INC.



                                    By: ________________________________________
                                        Vicente Anido, President



                                    INVESTORS:


                                    Steven M. Lash
                                    --------------------------------------------
                                    NAME OF INVESTOR



                                    By: /s/ Steven M. Lash
                                        ----------------------------------------

                                    Title:
                                           -------------------------------------

                                    Address: 13342 Mira Loma Ct.
                                             -----------------------------------
                                             Poway, CA 92064
                                             -----------------------------------




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
      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMBICHEM, INC.



                                    By: ________________________________________
                                        Vicente Anido, President



                                    INVESTORS:


                                    STEPHEN J. KANDEL
                                    --------------------------------------------
                                    NAME OF INVESTOR



                                    By: /s/ Steven J. Kandel
                                        ----------------------------------------

                                    Title:
                                           -------------------------------------

                                    Address: 1021 Muirlands Drive
                                             -----------------------------------
                                             La Jolla, CA 92037
                                             -----------------------------------




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
      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMBICHEM, INC.



                                    By: ________________________________________
                                        Vicente Anido, President



                                    INVESTORS:


                                    BYRON FRANZEN
                                    --------------------------------------------
                                    NAME OF INVESTOR



                                    By: /s/ Byron Franzen
                                        ----------------------------------------

                                    Title:
                                           -------------------------------------

                                    Address: ___________________________________
                                             ___________________________________




                      [SIGNATURE PAGE TO SERIES D PREFERRED
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
      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMBICHEM, INC.



                                    By: ________________________________________
                                        Vicente Anido, President



                                    INVESTORS:


                                    The M. L. Lawrence Trust
                                    --------------------------------------------
                                    NAME OF INVESTOR



                                    By: /s/ Rebecca Wood
                                        ----------------------------------------

                                    Title: Trustee
                                           -------------------------------------

                                    Address: 1500 Orange Avenue
                                             -----------------------------------
                                             Coronado, CA 92118
                                             -----------------------------------




                      [SIGNATURE PAGE TO SERIES D PREFERRED
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
      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMBICHEM, INC.



                                    By: ________________________________________
                                        Vicente Anido, President



                                    INVESTORS:


                                    FARLEY INC.
                                    --------------------------------------------
                                    NAME OF INVESTOR



                                    By: /s/ Jeffrey Schroeder
                                        ----------------------------------------

                                    Title: Chief Financial Officer
                                           -------------------------------------

                                    Address: 233 South Wacker Drive, 5000 Sears
                                             Tower
                                             -----------------------------------
                                             Chicago, IL 60606
                                             -----------------------------------




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
      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                           COMBICHEM, INC.



                           By: ________________________________________
                               Vicente Anido, President



                           INVESTORS:


                           SORRENTO VENTURE II, L.P.
                           --------------------------------------------
                           NAME OF INVESTOR



                           By: /s/ Robert M. Jaffe
                               ----------------------------------------

                                  President, Sorrento Associates, Inc.
                                  General Partner, Sorrento Equity Partners L.P.
                           Title: General Partner, Sorrento Ventures II, L.P.
                                  -------------------------------------

                           Address: 4370 La Jolla Village Dr., Ste 1040
                                    -----------------------------------
                                    San Diego, CA 92122
                                    -----------------------------------




                      [SIGNATURE PAGE TO SERIES D PREFERRED
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
      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                        COMBICHEM, INC.



                        By: ________________________________________
                            Vicente Anido, President



                        INVESTORS:


                        SORRENTO GROWTH PARTNERS I, L.P.
                        --------------------------------------------
                        NAME OF INVESTOR



                        By: /s/ Robert M. Jaffe
                            ----------------------------------------

                        President, Sorrento Growth, Inc.
                        General Partner, Sorrento Equity Growth Partners I, L.P.
                        Title: General Partner, Sorrento Growth Partners I, L.P.
                               -------------------------------------

                        Address: 4370 La Jolla Village Dr., Ste 1040
                                 -----------------------------------
                                 San Diego, CA 92122
                                 -----------------------------------




                      [SIGNATURE PAGE TO SERIES D PREFERRED
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
      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMBICHEM, INC.



                                    By: ________________________________________
                                        Vicente Anido, President



                                    INVESTORS:


                                    COMDISCO, INC.
                                    --------------------------------------------
                                    NAME OF INVESTOR



                                    By: /s/ Jill C. Hansen
                                        ----------------------------------------

                                    Title: Assistant Vice President
                                           -------------------------------------

                                    Address: 6111 N. River Rd.
                                             -----------------------------------
                                             Rosemont, IL 60018
                                             -----------------------------------




                      [SIGNATURE PAGE TO SERIES D PREFERRED
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
      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                  COMBICHEM, INC.



                                  By: ________________________________________
                                      Vicente Anido, President



                                  INVESTORS:


                                  Brinson Venture Capital Fund III, L.P.
                                  by its general partner, Brinson Partners, Inc.
                                  --------------------------------------------
                                  NAME OF INVESTOR



                                  By: /s/ Terry Gould
                                      ----------------------------------------

                                  Title: Partner Brinson Partners, Inc.
                                         -------------------------------------

                                  Address: c/o Brinson Partners, Inc.
                                           -----------------------------------
                                           209 South LaSalle Street Suite 114
                                           -----------------------------------
                                           Chicago, IL 60604-1295


                                  Brinson Trust Company as Trustee of the
                                  Brinson MAP Venture Capital Fund III
                                  --------------------------------------------
                                  NAME OF INVESTOR



                                  By: /s/ Terry Gould
                                      ----------------------------------------

                                  Title: Assistant Trust Officer Brinson Trust
                                         Company
                                         -------------------------------------

                                  Address: c/o Brinson Partners, Inc.
                                           -----------------------------------
                                           209 South LaSalle Street Suite 114
                                           -----------------------------------
                                           Chicago, IL 60604-1295




                      [SIGNATURE PAGE TO SERIES D PREFERRED
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
      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMBICHEM, INC.



                                    By: ________________________________________
                                        Vicente Anido, President



                                    INVESTORS:


                                    TODD SCHMIDT
                                    --------------------------------------------
                                    NAME OF INVESTOR



                                    By: /s/ Todd Schmidt
                                        ----------------------------------------

                                    Title:
                                           -------------------------------------

                                    Address: 20740 Elfin Forrest Road
                                             -----------------------------------
                                             Escondido, CA 92029
                                             -----------------------------------




                      [SIGNATURE PAGE TO SERIES D PREFERRED
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
      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMBICHEM, INC.



                                    By: ________________________________________
                                        Vicente Anido, President



                                    INVESTORS:


                                    Vicente Anido, Jr.
                                    --------------------------------------------
                                    NAME OF INVESTOR



                                    By: /s/ Vicente Anido, Jr.
                                        ----------------------------------------

                                    Title: President & CEO
                                           -------------------------------------

                                    Address: 1621 Baipide Drive
                                             -----------------------------------
                                             Corona del Mar, CA 92625
                                             -----------------------------------




                      [SIGNATURE PAGE TO SERIES D PREFERRED
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
      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMBICHEM, INC.



                                    By: ________________________________________
                                        Vicente Anido, President



                                    INVESTORS:


                                    JOHN T. CHAMBERS
                                    --------------------------------------------
                                    NAME OF INVESTOR



                                    By: /s/ John T. Chambers
                                        ----------------------------------------

                                    Title: Anido designee
                                           -------------------------------------

                                    Address: 1980 Alpha Road
                                             -----------------------------------
                                             Charleston, WV 25304
                                             -----------------------------------




                      [SIGNATURE PAGE TO SERIES D PREFERRED
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
      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMBICHEM, INC.



                                    By: ________________________________________
                                        Vicente Anido, President



                                    INVESTORS:


                                    THE RUFUS L. MCRACKEN TRUST, DATED 6/21/91
                                    --------------------------------------------
                                    NAME OF INVESTOR



                                    By: /s/ Lee R. McCracken
                                        ----------------------------------------

                                    Title: Trustee
                                           -------------------------------------

                                    Address: 410 Flint Ave
                                             -----------------------------------
                                             Long Beach, CA 90814
                                             -----------------------------------




                      [SIGNATURE PAGE TO SERIES D PREFERRED
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
      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMBICHEM, INC.



                                    By: ________________________________________
                                        Vicente Anido, President



                                    INVESTORS:


                                    STEVEN TEIG
                                    --------------------------------------------
                                    NAME OF INVESTOR



                                    By: /s/ Steven Teig
                                        ----------------------------------------

                                    Title:
                                           -------------------------------------

                                    Address: ___________________________________
                                             ___________________________________




                      [SIGNATURE PAGE TO SERIES D PREFERRED
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
      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMBICHEM, INC.



                                    By: ________________________________________
                                        Vicente Anido, President



                                    INVESTORS:


                                    FORWARD VENTURES II., L.P.
                                    --------------------------------------------
                                    NAME OF INVESTOR



                                    By: /s/ Ivor Royston
                                        ----------------------------------------

                                    Title: General Partner
                                           -------------------------------------

                                    Address: 10975 Torreyana Rd., Ste 230
                                             -----------------------------------
                                             San Diego, CA 92121
                                             -----------------------------------



                      [SIGNATURE PAGE TO SERIES D PREFERRED
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
      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMBICHEM, INC.



                                    By: ________________________________________
                                        Vicente Anido, President



                                    INVESTORS:


                                    LYNNE CAPORALE
                                    --------------------------------------------
                                    NAME OF INVESTOR



                                    By: /s/ Lynn Caporale
                                        ----------------------------------------

                                    Title: Vice President
                                           -------------------------------------

                                    Address: 8115 Camino del Sol
                                             -----------------------------------
                                             La Jolla, CA 92037
                                             -----------------------------------




                      [SIGNATURE PAGE TO SERIES D PREFERRED
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
      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMBICHEM, INC.



                                    By: ________________________________________
                                        Vicente Anido, President



                                    INVESTORS:


                                    Faye Hunter Russell Trust U/A Dtd 7/11/88
                                    --------------------------------------------
                                    NAME OF INVESTOR



                                    By: /s/ Faye Hunter Russell
                                        ----------------------------------------

                                    Title: Trustee
                                           -------------------------------------

                                    Address: P.O. Box 1759
                                             -----------------------------------
                                             La Jolla, CA 92038
                                             -----------------------------------




                      [SIGNATURE PAGE TO SERIES D PREFERRED
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
                                    EXHIBIT A

                              Amended and Restated
                            Articles of Incorporation

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                               OF COMBICHEM, INC.,
                            a California Corporation

      The undersigned Vicente Anido and Faye Russell hereby certify that:

      ONE: They are the duly elected and acting President and Secretary, respectively, of said corporation.

      TWO: The Articles of Incorporation of said corporation shall be amended and restated to read in full as follows:

                                    ARTICLE I

      The name of this corporation is CombiChem, Inc.

                                   ARTICLE II

      The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                   ARTICLE III

      A. Classes of Stock. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is One Hundred Forty-Three Million One Hundred Seventy-Six Thousand Two Hundred Ninety-Six (143,196,296) shares. Eighty Million (80,000,000) shares shall be Common Stock and Sixty Three Million One Hundred Seventy-Six Thousand Two Hundred Ninety-Six (63,196,296) shares shall be Preferred Stock. The Preferred Stock authorized by these Restated Articles of Incorporation shall be issued by series as set forth herein. The first series of Preferred Stock shall be designated "Series A Preferred Stock" and shall consist of One Million (1,000,000) shares. The second series of Preferred Stock shall be designated "Series B Preferred Stock" and shall consist of Two Million Two Hundred Twenty-Six Thousand Six Hundred Sixty-Seven (2,226,667) shares. The third series of Preferred Stock shall be designated "Series C Preferred Stock" and shall consist of Seventeen Million Five Hundred Nineteen Thousand Seven Hundred Seventy-Six (17,519,776) shares. The fourth series of Preferred Stock shall be designated "Series D Preferred Stock" and shall consist of Nine Million Eight Hundred Fifty-Nine Thousand Two Hundred Five (9,869,205) shares. The fifth series of Preferred Stock shall be designated "Series J Preferred Stock" and shall consist of Four Hundred Sixty- Five Thousand (465,000) shares. The sixth series of Preferred Stock shall be designated "Series Z Preferred Stock" and shall consist of One Million Five Hundred Thousand

(1,500,000) shares. The seventh series of Preferred Stock shall be designated "Series A-1 Preferred Stock: and shall consist of One Million (1,000,000) shares. The eighth series of Preferred Stock shall be designated "Series B-1 Preferred Stock" and shall consist of Two Million Two Hundred Twenty-Six Thousand Six Hundred Sixty-Seven (2,226,667) shares. The ninth series of Preferred Stock shall be designated "Series C-1 Preferred Stock" and shall consist of Seventeen Million Five Hundred Nineteen Thousand Seven Hundred Seventy-Six (17,519,776) shares. The tenth series of Preferred Stock shall be designated "Series D-1 Preferred Stock" and shall consist of Nine Million Eight Hundred Fifty-Nine Thousand Two Hundred Five (9,869,205) shares.

      B. Rights, Preferences and Restrictions of Preferred Stock. The Preferred Stock authorized by these Restated Articles of Incorporation may be issued from time to time in one or more series. The rights, preferences, privileges and restrictions granted to and imposed on the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series J Preferred Stock, the Series Z Preferred Stock, the Series A-1 Preferred Stock, the Series B-1 Preferred Stock, the Series C-1 Preferred Stock and the Series D-1 Preferred Stock are as set forth below in this Article III(B). Subject to compliance with applicable protective voting rights ("Protective Provisions") which have been or may be granted to the Preferred Stock or any series thereof in Certificates of Determination or this corporation's Articles of Incorporation, as amended from time to time, the Board of Directors is also authorized to increase or decrease the number of shares of any series (other than the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series A-1 Preferred Stock, the Series B-1 Preferred Stock, the Series C-1 Preferred Stock and the Series D-1 Preferred Stock), prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

      1.    Dividend Provisions.

            (a) The holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock shall be entitled to receive dividends in any fiscal year, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Series J Preferred Stock or the Common Stock of this corporation, at the rate of $0.04 per share of Series A Preferred Stock, $0.06 per share of Series B Preferred Stock, $0.0496 per share of Series C Preferred Stock, $0.08 per share of Series D Preferred Stock, $0.04 per share of Series Z Preferred Stock, $0.04 per share of Series A-1 Preferred Stock, $0.06 per share of Series B-1 Preferred Stock, $0.0496 per share of Series C-1 Preferred Stock and $0.08 per share of Series D-1 Preferred Stock (each subject


                                       2.

to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations) per annum, payable quarterly when, as and if declared by the Board of Directors. Such dividends shall not be cumulative. After full dividends on the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series Z Preferred Stock, the Series A-1 Preferred Stock, the Series B-1 Preferred Stock, the Series C-1 Preferred Stock and the Series D-1 Preferred Stock for all past dividend periods and the then current dividend period have been paid, the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock and the holders of shares of Series J Preferred Stock and Common Stock shall participate ratably in any dividends or other distributions (as distributions are defined below).

            (b) For purposes of this subsection 1, unless the context otherwise requires, "distribution(s)" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, or the purchase or redemption of shares of this corporation (other than repurchases of common stock held by directors, employees or consultants of this corporation upon termination of their employment or services pursuant to agreements providing for such repurchase) for cash or property, including any such transfer, purchase or redemption by a subsidiary of this corporation.

      2.    Liquidation Preference.

            (a) In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, subject to the rights of series of Preferred Stock that may from time to time come into existence, the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Series J Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) $0.50 for each outstanding share of Series A Preferred Stock (the "Original Series A Issue Price"), (ii) $0.75 for each outstanding share of Series B Preferred Stock (the "Original Series B Issue Price"), (iii) $0.62 for each outstanding share of Series C Preferred Stock (the "Original Series C Issue Price"), (iv) $1.00 for each outstanding share of Series D Preferred Stock (the "Original Series D Issue Price"), (v) $0.50 for each outstanding share of Series Z Preferred Stock (the "Original Series Z Issue Price"), (vi) $0.50 for each outstanding share of Series A-1 Preferred Stock (the "Original Series A-1 Issue Price"), (vii) $0.75 for each outstanding share of Series B-1 Preferred Stock (the "Original Series B-1 Issue Price"), (viii) $0.62 for each outstanding share of Series C-1 Preferred Stock (the "Original Series C-1 Issue Price"), (ix) $1.00 for each outstanding share of Series D-1 Preferred Stock (the "Original Series D-1 Issue Price") (each subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations) and (x) an amount equal to declared but unpaid dividends on such share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock, respectively. If upon the occurrence of such event, the assets and funds thus


                                       3.

distributable among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, the entire assets and funds of the corporation legally available for distribution shall be distributed (x) first ratably among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock in proportion to the aggregate liquidation preferences of each respective series, and ratably among the holders of that series in proportion to the amount of such stock owned by each such holder, and (y) thereafter ratably among the holders of the Series Z Preferred Stock in proportion to the amount of such stock owned by each such holder.

            (b) Upon the completion of the distribution required by subparagraph (a) of this Section 2 and any other distribution that may be required with respect to series of Preferred Stock that may from time to time come into existence, the remaining assets of the corporation available for distribution to shareholders shall be distributed among the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock, Series D-1 Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (with each share of Preferred Stock participating on an "as-converted-into-Common- Stock" basis).

            (c) A consolidation or merger of this corporation with or into any other corporation or corporations in which fifty percent (50%) or more of the voting power of the corporation held by the shareholders of the corporation immediately prior to the merger or consolidation is transferred (excluding reincorporations of the corporation the sole purpose of which is to change the state of incorporation), or a sale, conveyance or disposition of all or substantially all of the assets of this corporation or the effectuation by the corporation of a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the corporation is transferred, shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 2.

      3.    Redemption.

            (a)   At any time after December 31, 1998, but within forty-five
(45) days (the "Redemption Date") after the receipt by this corporation of a written request from the holders of not less than seventy percent (70%) of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock treated as a single class, that all of such holders' shares be redeemed, and immediately prior to the surrender by such holders of the certificates representing such shares, this corporation shall, to the extent it may lawfully do so, redeem all of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series


                                       4.

D Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock by paying in cash therefor a sum per share equal to the Original Series A Issue Price (as adjusted for any stock dividends, combinations or splits with respect to such share) plus an amount equal to declared but unpaid dividends on such share for each share of Series A Preferred Stock, the Original Series B Issue Price (as adjusted for any stock dividends, combinations or splits with respect to such share) plus an amount equal to declared but unpaid dividends on such share for each share of Series B Preferred Stock, the Original Series C Issue Price (as adjusted for any stock dividends, combinations or splits with respect to such share) plus an amount equal to declared but unpaid dividends on such share for each share of Series C Preferred Stock, the Original Series D Issue Price (as adjusted for any stock dividends, combinations or splits with respect to such share) plus an amount equal to declared but unpaid dividends on such share for each share of Series D Preferred Stock, the Original Series A-1 Issue Price (as adjusted for any stock dividends, combinations or splits with respect to such share) plus an amount equal to declared but unpaid dividends on such share for each share of Series A-1 Preferred Stock, the Original Series B-1 Issue Price (as adjusted for any stock dividends, combinations or splits with respect to such share) plus an amount equal to declared but unpaid dividends on such share for each share of Series B-1 Preferred Stock, the Original Series C-1 Issue Price (as adjusted for any stock dividends, combinations or splits with respect to such share) plus an amount equal to declared but unpaid dividends on such share for each share of Series C-1 Preferred Stock and the Original Series D-1 Issue Price (as adjusted for any stock dividends, combinations or splits with respect to such share) plus an amount equal to declared but unpaid dividends on such share for each share of Series D-1 Preferred Stock (such amounts are hereinafter referred to herein as the "Redemption Prices").

            (b) Not less than fifteen (15) days prior to the Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock at the address last shown on the records of this corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder (which shall be all of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock held by such holder), the Redemption Date, the Redemption Prices of each of the respective series to be redeemed from such holder, the place at which payment may be obtained and calling upon such holder to surrender to this corporation, in the manner and at the place designated, his, her or its certificate or certificates representing all of the shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock held by such holder (the "Redemption Notice"). Except as provided in subsection 3(c) of this Division B of Article III, on or after the Redemption Date, each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock shall surrender to this corporation the certificate or certificates representing such shares, in the


                                       5.

manner and at the place designated in the Redemption Notice, and thereupon the Redemption Prices of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled.

            (c) From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Prices, all rights of the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock as holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock, respectively (except the right to receive the respective Redemption Prices without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the corporation legally available for redemption of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock on the Redemption Date are insufficient to redeem the total number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series A- 1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock in proportion to the Redemption Prices of the respective series, and ratably among the holders of each series in proportion to the amount of such stock owned by each such holder. Notwithstanding anything herein to the contrary, the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the corporation are legally available for the redemption of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the corporation has become obliged to redeem on the Redemption Date but which it has not redeemed.

            (d) The shares of Series J Preferred Stock and Series Z Preferred Stock are not redeemable.

      4. Conversion. The holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1


                                       6.

Preferred Stock and Series D-1 Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

            (a) Right to Convert. Each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share and, in the case of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock, on or prior to the fifth day prior to the Redemption Date, if any, as may have been fixed in the Redemption Notice, at the office of this corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (i) the Original Series A Issue Price for each share of Series A Preferred Stock, (ii) the Original Series B Issue Price for each share of Series B Preferred Stock, (iii) the Original Series C Issue Price for each share of Series C Preferred Stock, (iv) the Original Series D Issue Price for each share of Series D Preferred Stock, (v) $0.10 for each share of Series J Preferred Stock (the "Original Series J Issue Price"), (vi) the Original Series Z Issue Price for each share of Series Z Preferred Stock,
(vii) the Original Series A-1 Issue Price for each share of Series A-1 Preferred Stock, (viii) the Original Series B-1 Issue Price for each share of Series B-1 Preferred Stock, (ix) the Original Series C-1 Issue Price for each share of Series C-1 Preferred Stock and (x) the Original Series D-1 Issue Price for each share of Series D-1 Preferred Stock, in each case by the Conversion Price at the time in effect for such share. The initial Conversion Price per share for shares of Series A Preferred Stock shall be the Original Series A Issue Price, for shares of Series B Preferred Stock shall be the Original Series B Issue Price, for shares of Series C Preferred Stock shall be the Original Series C Issue Price, for shares of Series D Preferred Stock shall be the Original Series D Issue Price, for shares of Series J Preferred Stock shall be the Original Series J Issue Price, for shares of Series Z Preferred Stock shall be the Original Series Z Issue Price, for shares of Series A-1 Preferred Stock shall be the Original Series A-1 Issue Price, for shares of Series B-1 Preferred Stock shall be the Original Series B-1 Issue Price, for shares of Series C-1 Preferred Stock shall be the Original Series C-1 Issue Price and for shares of Series D-1 Preferred Stock shall be the Original Series D-1 Issue Price; provided, however, that the Conversion Price for the Series A Preferred Stock, the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and the Series Z Preferred Stock shall each be subject to adjustment as set forth in subsections 4(d) and 4(e) of this Division B of Article III and the Conversion Price for the Series J Preferred Stock, the Series A-1 Preferred Stock, the Series B-1 Preferred Stock, the Series C-1 Preferred Stock and the Series D-1 Preferred Stock shall be subject to adjustment as set forth in subsection 4(e) of this Division B of Article III.

            (b) Automatic Conversion. Each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such series immediately upon the earlier of (i) the closing of the corporation's sale of its Common


                                       7.

Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended, the public offering price of which (exclusive of underwriting discounts, commissions and expenses) is not less than $4.00 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalizations) and $12,000,000 in the aggregate or (ii) the date specified by written consent or agreement of the holders of at least seventy percent (70%) of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock, voting together as a single class.

            (c) Mechanics of Conversion. Before any holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock or Series D-1 Preferred Stock shall be entitled to convert the same into shares of Common Stock, he, she or it shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for such stock and shall give written notice to this corporation at its principal corporate office of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to each such holder, or to the nominee or nominees of each such holder, (i) a certificate or certificates for the number of shares of Common Stock to which each such holder shall be entitled as aforesaid and (ii) a cash payment of all declared but unpaid dividends on the converted shares as of the date of conversion. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock or Series D-1 Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock or Series D-1 Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and/or Series D-1 Preferred Stock shall not be deemed to have converted such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A- 1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock or Series D-1 Preferred Stock until immediately prior to the closing of such sale of securities.


                                       8.

            (d) Conversion Price Adjustments of Series A, Series B, Series C, Series D and Series Z Preferred Stock for Certain Dilutive Issuances. The Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series Z Preferred Stock shall be subject to adjustment from time to time as follows:

                  (i)(A) If the corporation shall issue, after the date upon which any shares of Series D Preferred Stock were first issued (the "Purchase Date"), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for such series in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including, without limitation, the number of shares of Common Stock issuable upon the conversion of the Preferred Stock) plus the number of shares of Common Stock that the aggregate consideration received by the corporation for such issuance would purchase at such Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including, without limitation, the number of shares of Common Stock issuable upon the conversion of the Preferred Stock) plus the number of shares of such Additional Stock.

                  (B) No adjustment of the Conversion Price for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series Z Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections 4(d)(i)(E)(3) and 4(d)(i)(E)(4) of this Division B of Article III, no adjustment of such Conversion Price pursuant to this subsection 4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                  (C) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                  (D) In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.


                                       9.

                  (E) In the case of the issuance (whether before, on or after the applicable Purchase Date) of options or warrants to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options or warrants to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 4(d)(i) and subsection 4(d)(ii) of this Division B of Article III:

                        (1) The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options or warrants to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options, warrants or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 4(d)(i)(C) and (d)(i)(D) of this Division B of Article III), if any, received by the corporation upon the issuance of such options, warrants or rights plus the minimum exercise price provided in such options, warrants or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                        (2) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options or warrants to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the corporation for any such securities and related options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options, warrants or rights (the consideration in each case to be determined in the manner provided in subsections 4(d)(i)(C) and (d)(i)(D) of this Division B of Article III).

                        (3) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options, warrants or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series Z Preferred Stock, to the extent in any way affected by or computed using such


                                      10.

      options, warrants, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options, warrants or rights or the conversion or exchange of such securities.

                        (4) Upon the expiration of any such options, warrants or rights, the termination of any such rights to convert or exchange or the expiration of any options, warrants or rights related to such convertible or exchangeable securities, the Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series Z Preferred Stock, to the extent in any way affected by or computed using such options, warrants, rights or securities or options, warrants or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options, warrants or rights, upon the conversion or exchange of such securities or upon the exercise of the options, warrants or rights related to such securities.

                        (5) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 4(d)(i)(E)(1) and (2) of this Division B of Article III shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 4(d)(i)(E)(3) or (4) of this Division B of Article III.

                  (ii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 4(d)(i)(E) of this Division B of Article III) by this corporation after the Purchase Date other than:

                  (A) shares of Common Stock issued upon conversion of the Preferred Stock; or

                  (B) up to 5,020,274 shares of Common Stock (as adjusted for any stock splits or other recapitalization) issuable or issued to employees, consultants or directors of this corporation pursuant to stock option plans or arrangements approved by the Board of Directors of the corporation; or

                  (C) Common Stock issued pursuant to a transaction described in subsection 4(e)(i) of this Division B of Article III; or

                  (D) shares of Common Stock or warrants to purchase shares of Common Stock issued in connection with a bona fide acquisition of another business, whether by merger, consolidation or purchase of assets, or bona fide equipment leasing transactions unanimously approved by the Board of Directors of this corporation; or


                                      11.

                  (E) shares of Preferred Stock issued upon exercise of any options or warrants to purchase the corporation's Preferred Stock outstanding as of the Purchase Date.

            (e) Conversion Price Adjustments of Preferred Stock for Certain Splits and Combinations. The Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock shall be subject to adjustment from time to time as follows:

                  (i) In the event the corporation should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in subsection 4(d)(i)(E) of this Division B of
Article III.

                  (ii) If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

            (f) Other Distributions. In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4(e)(i) of this Division B of Article III, then, in each such case for the purpose of this subsection 4(f), the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock,


                                      12.

Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the corporation into which their shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock or Series D-1 Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.

            (g) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or Section 2 of this Division B of Article III) provision shall be made so that the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock, respectively, the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

            (h) No Impairment. Unless approved in accordance with Sections 6 and 7 of this Division B of Article III, this corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock against impairment.


                                      13.

            (i)   No Fractional Shares and Certificate as to Adjustments.

                  (i) No fractional shares shall be issued upon the conversion of any share or shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock or Series D-1 Preferred Stock and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                  (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock or Series D-1 Preferred Stock pursuant to this
Section 4, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock or Series D-1 Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock.

            (j) Notices of Record Date. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock, at least 20 days prior to the date specified therein, a


                                      14.

notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

            (k) Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock, in addition to such other remedies as shall be available to each holder of any of such Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, using its best efforts to obtain the requisite shareholder approval of any necessary amendment to these articles.

            (l) Notices. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

            (m)   Special Mandatory Conversion.

                  (i) At any time following the Purchase Date, if (a) the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock are entitled to exercise the right of first refusal (the "Right of First Refusal") set forth in Section 2.3 of the Amended or Restated Investors' Rights Agreement dated on or about November 16, 1996, by and between this corporation and certain investors, as amended from time to time (the "Rights Agreement"), with respect to an equity financing of the corporation in an aggregate amount of at least $500,000 (the "Equity Financing"), (b) this corporation has complied with its notice obligations, or such obligations have been waived, under the Right of First Refusal with respect to such Equity Financing and this corporation thereafter proceeds to consummate the Equity Financing and (c) such holder, including such holder's affiliates (collectively, a "Non-Participating Holder") does not by


                                      15.

exercise of such holder's Right of First Refusal acquire his, her or its Pro Rata Share (as defined in Section 2.3 of the Rights Agreement) offered in such Equity Financing (a "Mandatory Offering"), then all of such Non-Participating Holder's shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and/or Series D Preferred Stock shall automatically and without further action on the part of such holder be converted effective upon, subject to and immediately prior to, the consummation of the Mandatory Offering (the "Mandatory Offering Date") into an equivalent number of shares of Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock, respectively ("Special Mandatory Conversion"); provided, however, that no such conversion shall occur in connection with a particular Equity Financing if, pursuant to the written request of the Board of Directors and subject to the approval of the holders of a majority of the outstanding Preferred Stock, such holder agrees in writing to waive his, her or its Right of First Refusal with respect to such Equity Financing. Upon conversion pursuant to this subsection 4(m)(i), the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and/or Series D Preferred Stock so converted shall be cancelled and not subject to reissuance.

                  (ii) The holder of any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and/or Series D Preferred Stock converted pursuant to this subsection 4(m) shall deliver to this corporation during regular business hours at the office of any transfer agent of the corporation for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock or at such other place as may be designated by the corporation, the certificate or certificates for the shares so converted, duly endorsed or assigned in blank or to this corporation. As promptly as practicable thereafter, this corporation shall issue and deliver to such holder, at the place designated by such holder, a certificate or certificates for the number of full shares of the Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and/or Series D-1 Preferred Stock to be issued and such holder shall be deemed to have become a shareholder of record of such Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and/or Series D-1 Preferred Stock on the Mandatory Offering Date unless the transfer books of this corporation are closed on that date, in which event he, she or it shall be deemed to have become a shareholder of record of such Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and/or Series D-1 Preferred Stock on the next succeeding date on which the transfer books are open.

                  (iii) In the event that any shares of Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and/or Series D-1 Preferred Stock are issued, concurrently with such issuance, this corporation shall use its best efforts to take all such action as may be required, including amending its Articles of Incorporation, (a) to cancel all authorized shares of Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock that remain unissued after such issuance,
(b) to create and reserve for issuance upon Special Mandatory Conversion of any then outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock a new series of Preferred Stock equal in number to the number of shares of Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock so cancelled and designated Series A-2 Preferred Stock, Series B-2 Preferred Stock, Series C-2 Preferred Stock and Series D-2 Preferred Stock, with


                                      16.

the designations, powers, preferences and rights and the qualifications, limitations and restrictions identical to those then applicable to the Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock, respectively, except that the Conversion Price for such shares of Series A-2 Preferred Stock, Series B-2 Preferred Stock, Series C-2 Preferred Stock and Series D-2 Preferred Stock once initially issued shall be the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price and the Series D Conversion Price, respectively, in effect immediately prior to such issuance and (c) to amend the provisions of this subsection 4(m) to provide that any subsequent Special Mandatory Conversion will be into shares of Series A-2 Preferred Stock, Series B-2 Preferred Stock, Series C-2 Preferred Stock and Series D-2 Preferred Stock rather than Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock or Series D-1 Preferred Stock, respectively. This corporation shall take the same actions with respect to the Series A-2 Preferred Stock, Series B-2 Preferred Stock, Series C-2 Preferred Stock and Series D-2 Preferred Stock and each subsequently authorized series of Preferred Stock upon initial issuance of shares of the last such series to be authorized. The right to receive any dividend declared but unpaid at the time of conversion on any shares of Preferred Stock converted pursuant to the provisions of this subsection 4(m) shall accrue to the benefit of the new shares of Preferred Stock issued upon conversion thereof.

                  (iv) A copy of the Rights Agreement is on file at the offices of this corporation and will be made available upon request and without charge.

      5. Voting Rights. The holder of each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock or Series D-1 Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, and Series C-1 Preferred Stock and Series D-1 Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

      6. Protective Provisions for Series A, Series B, Series C, Series D, Series Z, Series A-1, Series B-1, Series C-1 and Series D-1 Preferred Stock. So long as any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred


                                      17.

Stock, Series C-1 Preferred Stock or Series D-1 Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least seventy percent (70%) of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock, voting together as a single class:

            (a) alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock or Series D-1 Preferred Stock so as to affect materially or adversely the shares; or

            (b) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock or Series D-1 Preferred Stock; or

            (c) reclassify any shares of Common Stock or Preferred Stock to give those shares a preference over, or to make those shares on a parity with, the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock or Series D-1 Preferred Stock with respect to dividends, redemption or voting rights or upon liquidation; or

            (d) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Company or any subsidiary pursuant to agreements under which the Company has the option to repurchase such shares at cost or upon the occurrence of certain events, such as the termination of employment.

      7. Protective Provisions for Series C and Series C-1 Preferred Stock. So long as any shares of Series C Preferred Stock or Series C-1 Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series C Preferred Stock and Series C-1 Preferred Stock voting together as a single class:

            (a) amend the corporation's Articles of Incorporation to alter or change the rights, preferences or privileges of the shares of Series C Preferred Stock or Series C-1 Preferred Stock so as to affect materially or adversely the shares; or

            (b) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series C Preferred Stock or Series C-1 Preferred Stock


                                      18.

(other than pursuant to subsection (m) of Section 4 of Division B of this Article III hereof); or

            (c) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security, having a preference over, or being on a parity with, the Series C Preferred Stock or Series C-1 Preferred Stock with respect to dividends, redemption or voting rights or upon liquidation; or

            (d) reclassify any shares of Common Stock to give those shares a preference over, or to make those shares on a parity with, the Series C Preferred Stock or Series C-1 Preferred Stock with respect to dividends, redemption or voting rights or upon liquidation; or

            (e) pay dividends upon or redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock other than shares of Series C Preferred Stock or Series C-1 Preferred Stock; provided, however, that this restriction shall not apply to (i) the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Company or any subsidiary pursuant to agreements under which the Company has the option to repurchase such shares at cost or upon the occurrence of certain events, such as the termination of employment, or (ii) the redemption of any share or shares of Preferred Stock in accordance with the provisions of
Section 3 of this Division B of Article III; or

      8. Protective Provisions for Series D and Series D-1 Preferred Stock. So long as any shares of Series D Preferred Stock or Series D-1 Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series D Preferred Stock and Series D-1 Preferred Stock voting together as a single class:

            (a) amend the corporation's Articles of Incorporation to alter or change the rights, preferences or privileges of the shares of Series D Preferred Stock or Series D-1 Preferred Stock so as to affect materially or adversely the shares; or

            (b) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series D Preferred Stock or Series D-1 Preferred Stock (other than pursuant to subsection (m) of Section 4 of Division B of this Article III hereof); or

            (c) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security, having a preference over, or being on a parity with, the Series D Preferred Stock or Series D- 1 Preferred Stock with respect to dividends, redemption or voting rights or upon liquidation; or

            (d) reclassify any shares of Common Stock to give those shares a preference over, or to make those shares on a parity with, the Series D Preferred Stock or


                                      19.

Series D-1 Preferred Stock with respect to dividends, redemption or voting rights or upon liquidation; or

            (e) pay dividends upon or redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock other than shares of Series D Preferred Stock or Series D-1 Preferred Stock; provided, however, that this restriction shall not apply to (i) the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Company or any subsidiary pursuant to agreements under which the Company has the option to repurchase such shares at cost or upon the occurrence of certain events, such as the termination of employment, or (ii) the redemption of any share or shares of Preferred Stock in accordance with the provisions of
Section 3 of this Division B of Article III; or

      9. Protective Provisions for Series C, Series D, Series C-1 and Series D-1 Preferred Stock. So long as any shares of Series C Preferred Stock, Series D Preferred Stock, Series C-1 Preferred Stock or Series D-1 Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series C Preferred Stock, Series D Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock, voting together as a single class:

            (a) sell, convey or otherwise dispose of or encumber all or substantially all of its assets or business or merge with or into or consolidate with any other entity (other than a wholly-owned subsidiary corporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the corporation is disposed of; or

            (b) increase the authorized number of directors of the corporation to more than eight (8).

      10. Status of Redeemed or Converted Stock. In the event (a) any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock or Series D-1 Preferred Stock shall be redeemed pursuant to Section 3 of this Division B of Article III or (b) any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock or Series D-1 Preferred Stock shall be converted pursuant to
Section 4 of this Division B of Article III, the shares so redeemed or converted shall be cancelled, together with a like number of shares of Common Stock, and such shares and shall not be issuable by the corporation. The Articles of Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in the corporation's authorized capital stock.

      11. Repurchase of Shares. Each holder of an outstanding share of Preferred Stock shall be deemed to have consented, for purposes of Sections 502, 503 and 506 of the California Corporations Code, to distributions made by the corporation in connection with the


                                      20.

repurchase of shares of Common Stock issued to or held by employees, officers, directors, consultants or other persons performing services for the Company or any subsidiary pursuant to agreements under which the Company has the option to repurchase such shares at cost or upon the occurrence of certain events, such as the termination of employment.

      C.    Common Stock.

      1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

      2. Liquidation Rights. Upon the liquidation, dissolution or winding up of the corporation, the assets of the corporation shall be distributed as provided in Section 2 of division B of this Article III.

      3.    Redemption. The Common Stock is not redeemable.

      4. Voting Rights. The holder of each share of Common Stock shall have the right to one vote with respect to such share, and shall be entitled to notice of any shareholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                                   ARTICLE IV

      A. Elimination of Liability. The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

      B. Indemnification. This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with the agents, vote of shareholders or disinterested directors, or otherwise in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.

      C. Repeal or Modification. Any repeal or modification of the foregoing provisions of this Article IV by the shareholders of the corporation shall not adversely affect any right or protection of an officer or director of the corporation pursuant to this Article IV existing at the time of such repeal or modification.

                                      * * *


                                      21.

      THREE: The foregoing amendment has been approved by the Board of Directors of said corporation.

      FOUR: The foregoing amendment and restatement was approved by the holders of the requisite number of shares of said corporation in accordance with Sections 902 and 903 of the California Corporations Code; the total number of outstanding shares of each class entitled to vote with respect to the foregoing amendment was 2,618,327 shares of Common Stock, 1,000,000 shares of Series A Preferred Stock, 2,226,667 shares of Series B Preferred Stock, 17,158,486 shares of Series C Preferred Stock and 532,777 shares of Series Z Preferred Stock. No shares of Series J Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock or Series C-1 Preferred Stock are outstanding. The number of shares voting in favor of the foregoing amendment equaled or exceeded the vote required, such required vote being (1) a majority of the outstanding shares of Common Stock voting separately, (2) a majority of the outstanding shares of each of Series A, Series B, Series C and Series Z Preferred Stock, each voting separately, (3) a majority of the outstanding shares of Preferred Stock, voting together as a single class, (4) seventy percent (70%) of the outstanding shares of Series A, Series B, Series C and Series Z Preferred Stock, voting together as a single class, (5) a majority of the outstanding shares of Series C Preferred Stock, and (6) a majority of the outstanding shares of Common Stock, Series A, Series B, Series C and Series Z Preferred Stock, voting together as a single class.




                [Remainder of This Page Intentionally Left Blank]


                                      22.

      IN WITNESS WHEREOF, the undersigned have executed this certificate on October ___, 1996.



                                       -----------------------------------------
                                       Vicente Anido, President



                                       -----------------------------------------
                                       Faye H. Russell, Secretary


      The undersigned certify under penalty of perjury that they have read the foregoing Amended and Restated Articles of Incorporation and know the contents thereof, and that the statements therein are true.

      Executed at San Diego, California, on October ___, 1996.



                                       -----------------------------------------
                                       Vicente Anido



                                       -----------------------------------------
                                       Faye H. Russell

                                    EXHIBIT B

                              Amended and Restated
                           Investors' Rights Agreement

                                 COMBICHEM, INC.






                              AMENDED AND RESTATED
                           INVESTORS' RIGHTS AGREEMENT

                                November 15, 1996

                               TABLE OF CONTENTS


                                                                                          Page
                                                                                          ----

SECTION 1      RESTRICTIONS ON TRANSFERABILITY OF SECURITIES;
               REGISTRATION RIGHTS.........................................................  1
        1.1    Certain Definitions.........................................................  1
        1.2    Requested Registration......................................................  3
        1.3    Company Registration........................................................  6
        1.4    Expenses of Registration....................................................  7
        1.5    Registration on Form S-3....................................................  8
        1.6    Registration Procedures.....................................................  8
        1.7    Indemnification............................................................. 10
        1.8    Information by Holder....................................................... 12
        1.9    Limitations on Registration of Issues of Securities......................... 13
        1.10   Rule 144 Reporting.......................................................... 13
        1.11   Transfer or Assignment of Registration Rights............................... 13
        1.12   Restrictions on Transfer.................................................... 14
        1.13   "Market Stand-Off" Agreement................................................ 15
        1.14   Allocation of Registration Opportunities.................................... 15
        1.15   Delay of Registration....................................................... 16
        1.16   Termination of Registration Rights.......................................... 16

SECTION 2      COVENANTS OF THE COMPANY.................................................... 16
        2.1    Basic Financial Information................................................. 16
        2.2    Additional Information and Rights........................................... 17
        2.3    Right of First Refusal...................................................... 18
        2.4    Key Person Life Insurance................................................... 20
        2.5    Representation on Board of Directors........................................ 21
        2.6    Termination of Covenants.................................................... 21

SECTION 3      MISCELLANEOUS............................................................... 21
        3.1    Governing Law............................................................... 21
        3.2    Successors and Assigns...................................................... 21
        3.3    Entire Agreement; Amendment; Waiver......................................... 21
        3.4    Notices, etc................................................................ 22
        3.5    Delays or Omissions......................................................... 22
        3.6    Rights; Separability........................................................ 22
        3.7    Information Confidential.................................................... 22
        3.8    Titles and Subtitles........................................................ 23
        3.9    Counterparts................................................................ 23

                              AMENDED AND RESTATED
                           INVESTORS' RIGHTS AGREEMENT


      This Amended and Restated Investors' Rights Agreement (this "Agreement") is made and entered into as of the 15th day of November, 1996 by and among CombiChem, Inc., a California corporation (the "Company"), and the persons identified on Exhibit A attached hereto (the "Investors").

                                    RECITALS

      WHEREAS, certain of the Investors possess registration rights pursuant to that certain Investors' Rights Agreement dated August 17, 1995, as amended through the date hereof between the Company and such Investors (the "Rights Agreement") and certain of the Investors possess information rights, rights of first refusal and other rights, and the Company is obligated thereunder, pursuant to the Rights Agreement; and

      WHEREAS, the Rights Agreement may be modified or amended with the written consent of the Company and the holders of a majority of the Registrable Securities (as defined in the Rights Agreement) then outstanding; and

      WHEREAS, the Investors which are parties thereto, which Investors hold at least a majority of the Registrable Securities, desire to amend and restate the Rights Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Rights Agreement; and

      WHEREAS, certain Investors are parties to the Series D Preferred Stock Purchase Agreement dated as of the date hereof among the Company and such Investors (the "Series D Agreement"), certain of the Investors' obligations under which are conditioned upon the execution and delivery by such Investors and the Company of this Agreement.

      NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Investors who are parties to the Rights Agreement agree that the Rights Agreement shall be amended and restated in its entirety as set forth herein, and all parties hereto further agree as follows:

                                    SECTION 1

                       RESTRICTIONS ON TRANSFERABILITY OF
                         SECURITIES; REGISTRATION RIGHTS

      1.1 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

            (a) "Closing" shall mean the date of the initial sale of shares of the Company's Series D Preferred Stock.

            (b) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

            (c) "Holder" shall mean any Investor who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with
Section 1.11 hereof.

            (d) "Initial Offering" shall mean the Company's first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

            (e) "Initiating Holders" shall mean any Holder or Holders who in the aggregate hold not less than fifty percent (50%) of the outstanding Registrable Securities. For purposes of such calculation, Holders of Shares shall be considered to hold the shares of Common Stock then issuable upon conversion of such Shares.

            (f) "JAFCO Funds" shall mean Japan Associated Finance Co., Ltd. ("JAFCO") and certain Investment Enterprise Partnerships affiliated with JAFCO which are holders of Shares.

            (g) "Other Shareholders" shall mean persons other than Holders who, by virtue of agreements with the Company, are entitled to include their securities in certain registrations.

            (h) "Registrable Securities" shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of the Shares and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in
(i) above; provided, however, that Registrable Securities shall not include any such securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under this Section 1 are not assigned.

            (i) The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

            (j) "Registration Expenses" shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, fees and disbursements of one counsel for the Holders (solely with respect to registrations pursuant to Sections 1.2 and 1.3 hereof), blue sky fees and expenses, expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

            (k) "Rule 144" shall mean Rule 144 as promulgated by the SEC under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

            (l) "Rule 145" shall mean Rule 145 as promulgated by the SEC under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

            (m) "SEC" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

            (n) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time, corresponding to such act.

            (o) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for any Holder (other than the fees and disbursements of the one counsel included in Registration Expenses).

            (p) "Shares" shall mean shares of the Company's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock held by the Investors.

      1.2   Requested Registration.

            (a) Request for Registration. If the Company shall receive from Initiating Holders at any time or times not earlier than the earlier of (i) January 1, 1998 or (ii) six (6) months after the effective date of the first registration statement filed by the Company covering an underwritten offering of any of its securities to the general public, a written request specifying that it is made pursuant to this Section 1.2 that the Company effect a registration with respect to all or a part of the Registrable Securities having a reasonably anticipated aggregate offering price, net of underwriting discounts and commissions, that exceeds $12,000,000, the Company will:

                  (i) promptly give written notice of the proposed registration to all other Holders; and

                  (ii) as soon as practicable, use its diligent best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with the Securities Act) as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is effective.

      The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 1.2:

                        (A) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; or

                        (B) After the Company has effected two such registrations pursuant to this Section 1.2(a) and such registrations have been declared or ordered effective; or

                        (C) During the period starting with the date of filing of and ending on a date one hundred eighty (180) days after the effective date of a registration pursuant to Section 1.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                        (D) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made under Section 1.5 hereof.

            (b) Subject to the foregoing Section 1.2(a)(ii) (A) through (D), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders; provided, however, that if
(i) in the good faith judgment of the Board of Directors of the Company, such registration would be seriously detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the president of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for the period during which such disclosure would be seriously detrimental, provided, that the Company may not defer the filing for a period of more than ninety (90) days after receipt of the request of the Initiating Holders, and, provided further, that (except as provided in Section 1.2(a)(ii)(C) above) the Company shall not defer its obligation in this manner more than once in any twelve-month period.

      The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 1.2(b) and 1.14 hereof, include other securities of the Company and may include securities of the Company being sold for the account of the Company.

            (c) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to
Section 1.2 and the Company shall include such information in the written notice referred to in Section 1.2(a)(i) above. The right of any Holder to registration pursuant to Section 1.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder with respect to such participation and inclusion) to the extent provided herein. A Holder may elect to include in such underwriting all or a part of the Registrable Securities he holds.

            (d) Procedures. If the Company shall request inclusion in any registration pursuant to Section 1.2 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to Section 1.2, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 1 (including Section 1.13). The Company shall (together with all Holders, and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders, which underwriter(s) are reasonably acceptable to the Company. Notwithstanding any other provision of this Section 1.2, if the representative of the underwriters advises the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of shares to be included in the underwriting or registration shall be allocated as set forth in Section 1.14 hereof. If the person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 1.2(d), then the Company shall offer to all holders who have retained rights to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares withdrawn, with such shares to be allocated among such Holders requesting additional inclusion in accordance with Section 1.14.

      1.3   Company Registration.

            (a) Company Registration. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights (other than pursuant to Section 1.2 hereof), other than a registration relating solely to employee benefit plans, or a registration relating solely to a Rule 145 transaction, or a registration on any registration form which does not permit secondary sales, or the first registration under the Securities Act filed by the Company for an offering of its securities to the general public, the Company will:

                  (i)   promptly give to each Holder written notice thereof; and

                  (ii) use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 1.3(b) below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder within twenty (20) days after the written notice from the Company described in Section 1.3(a)(i) above is effective. Such written request may specify all or a part of a Holder's Registrable Securities for inclusion.

            (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.3(a)(i). In such event the right of any Holder to registration pursuant to Section 1.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the holders of other securities of the Company distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

      Notwithstanding any other provision of this Section 1.3, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account and thereafter as set forth in Section 1.14. If any person does not agree to the terms of any such underwriting, he shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable

Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

      If shares are so withdrawn from the registration or if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion in accordance with Section 1.14 hereof.

      1.4 Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 1.3 and 1.5 hereof, and the first two registrations pursuant to Section
1.2 hereof shall be borne by the Company; provided, however, that if the Holders bear the Registration Expenses for any registration proceeding begun pursuant to
Section 1.2 and subsequently withdrawn by the Holders registering shares therein, such registration proceeding shall not be counted as a requested registration pursuant to Section 1.2 hereof, except in the event that such withdrawal is based upon material adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the Holders requesting registration at the time of their request for registration under Section 1.2, in which event such registration shall not be treated as a counted registration for purposes of
Section 1.2 hereof even though the Holders do not bear the Registration Expenses for such registration. All Selling Expenses relating to securities so registered shall be borne by the holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf.

      1.5   Registration on Form S-3.

            (a) After the Initial Offering, the Company shall use its best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 1, the Holders of Registrable Securities shall have the right to request registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), provided, however, that the Company shall not be obligated to effect any such registration if (i) the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $500,000, or (ii) in the event that the Company shall furnish the certification described in paragraph 1.2(a)(ii) (but subject to the limitations set forth therein) or (iii) in a given twelve-month period, after the Company has effected one (1) such registration in any such period.

            (b) If a request complying with the requirements of Section 1.5(a) hereof is delivered to the Company, the provisions of Sections 1.2(a)(i) and
(ii) and Section 1.2(b) hereof shall apply to such registration. If the registration is for an underwritten offering, the provisions of Sections 1.2(c) and 1.2(d) hereof shall apply to such registration.

      1.6 Registration Procedures. In the case of each registration effected by the Company pursuant to Section 1, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its best efforts to:

            (a) Keep such registration effective for a period of one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Securities Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to
Section 13 or 15(d) of the Exchange Act in the registration statement;

            (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

            (c) Furnish such number of prospectuses and other documents incident thereto, including any preliminary prospectus or amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

            (d) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act on the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

            (e) Use all reasonable efforts to register and qualify the securities covered by the registration statement under such other securities or Blue Sky laws of such jurisdiction as shall be reasonably requested by the Holders; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such state or jurisdiction;

            (f) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

            (g) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

            (h) Otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section II(a) of the Securities Act;

            (i) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 1.2 hereof, the Company will enter into an underwriting agreement reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains customary underwriting provisions and provided further that if the underwriter so requests the underwriting agreement will contain customary contribution provisions; and

            (j) Furnish, at the request of a majority of the Holders participating in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that such registration statement with respect to such securities becomes effective, (A) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (B) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders requesting registration of Registrable Securities.

               1.7    Indemnification.

            (a) The Company will indemnify each Holder, each of its officers, directors and partners, legal counsel and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 1 and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors, partners, legal counsel and accountants and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent has not been unreasonably withheld).

            (b) Each Holder will, if Registrable Securities held by him are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, partners, legal counsel and accountants and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of
Section 15 of the Securities Act, each other such Holder and Other Shareholder and each of their officers, directors and partners, and each person controlling such Holder or Other Shareholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, Other Shareholders, directors, officers, partners, legal counsel and accountants, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated specifically for use therein, provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld).

            (c) Each party entitled to indemnification under this Section 1.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

            (d) If the indemnification provided for in this Section 1.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

      1.8 Information by Holder. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 1.

      1.9 Limitations on Registration of Issues of Securities. From and after the date of this Agreement, the Company shall not, without the prior written consent of a majority in interest of the Holders, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are more favorable than the registration rights granted to the Holders hereunder.

      1.10 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

            (a) Make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

            (b) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements;

            (c) So long as a Holder owns any Registrable Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.

      1.11 Transfer or Assignment of Registration Rights. The rights to cause the Company to register securities granted to a Holder by the Company under Sections 1.2, 1.3 and 1.5 may be transferred or assigned by a Holder only to a transferee or assignee of not less than 25,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits and the like), and only provided that the Company is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and provided further that the transferee or assignee of such rights assumes the obligations of such Holder under this Article 1.

      1.12  Restrictions on Transfer.

            (a) Each Holder agrees not to transfer or dispose of all or any portion of the Registrable Securities unless and until the proposed transferee has agreed in writing for the benefit of the Company to be bound by this Section 1.12, provided and to the extent this Section 1.12 is then applicable and:

                  (i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                  (ii) (A) Such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (B) if requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, to the effect that such disposition will not require registration of such shares under the Securities Act.

Notwithstanding the provisions of subsections (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer
(A) by a Holder which is a partnership to its partners or retired partners in accordance with partnership interests, (B) to a Holder's family member or trust for the benefit of an individual Holder, provided that the transferee will be subject to the terms of this Section 1.12 to the same extent as if he were an original Holder hereunder, or (C) pursuant to Rule 144(k); provided, however, that the Company must be satisfied in its reasonable discretion that the proposed sale of securities fully qualifies with all Rule 144 requirements.

            (b) Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

      "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

      1.13 "Market Stand-Off" Agreement. If requested by the Company and an underwriter of Common Stock (or other securities) of the Company, an Investor shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Investor (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act, provided that all Holders and officers and directors of the Company enter into similar agreements.

      The obligations described in this Section 1.13 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a Rule 145 transaction on Form S-4, Form S-14 or Form S-15 or similar forms which may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

      1.14 Allocation of Registration Opportunities. In any circumstance in which all of the Registrable Securities and other shares of Common Stock of the Company

(including shares of Common Stock issued or issuable upon conversion of shares of any currently unissued series of Preferred Stock of the Company) with registration rights (the "Other Shares") requested to be included in a registration on behalf of the Holders or other selling shareholders cannot be so included as a result of limitations of the aggregate number of shares of Registrable Securities and Other Shares which may be so included, the number of shares of Registrable Securities and Other Shares which may be so included shall be allocated among the Holders and other selling shareholders requesting inclusion of shares pro rata on the basis of the number of shares of Registrable Securities and Other Shares that would be held by such Holders and other selling shareholders, assuming conversion; provided, however, that, so that such allocation shall not operate to reduce the aggregate number of Registrable Securities and Other Shares to be included in such registration, if any Holder or other selling shareholder does not request inclusion of the maximum number of shares of Registrable Securities and Other Shares allocated to him pursuant to the above-described procedure, the remaining portion of his allocation shall be reallocated among those requesting Holders and other selling shareholders whose allocations did not satisfy their requests pro rata on the basis of the number of shares of Registrable Securities and Other Shares that would be held by such Holders and other selling shareholders, assuming conversion, and this procedure shall be repeated until all of the shares of Registrable Securities and Other Shares that may be included in the registration on behalf of the Holders and other selling shareholders have been so allocated. The Company shall not limit the number of Registrable Securities to be included in a registration pursuant to this Agreement in order to include shares held by shareholders with no registration rights or to include Founder's Stock or any other shares of stock issued to employees, officers, directors or consultants pursuant to the Company's stock option plan, or with respect to registrations under Sections 1.2 or 1.5 hereof, in order to include in such registration securities registered for the Company's own account or included at the request of the Company pursuant to Section 1.3 hereof without the prior written consent of seventy percent (70%) of the Holders; provided, further, that in no event will the amount of securities of the selling Holders included in a registration pursuant to Section
1.3 hereof be reduced below twenty percent (20%) of the total amount of securities included in such offering, unless such offering is the Initial Offering of the Company's securities in which case the selling shareholders may be excluded entirely if the underwriters make the determination described above and no other shareholder's securities are included. For purposes of determining allocation hereunder, (a) for any selling shareholder which is a Holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons will be deemed to be a single "selling shareholder," and (b) all of the JAFCO Funds together shall be deemed to be a "selling shareholder." Any pro-rata reduction with respect to any such "selling shareholder" will be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling shareholder."

      1.15 Delay of Registration. No Holder shall have any right to take any, action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

      1.16 Termination of Registration Rights. The right of any Holder to request registration or inclusion in any registration pursuant to Sections 1.2,
1.3 or 1.5 shall terminate on the closing of the first Company-initiated registered public offering of Common Stock of the Company, provided that all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any 90-day period, or on such date after the closing of the first Company-initiated registered public offering of Common Stock of the Company as all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any 90-day period.

                                    SECTION 2

                            COVENANTS OF THE COMPANY

      The Company hereby covenants and agrees, so long as any Holder owns any Registrable Shares as follows:

      2.1 Basic Financial Information. The Company will furnish the following reports to each Holder:

            (a) As soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of income and sources and applications of funds of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by independent public accountants of recognized national standing selected by the Company.

            (b) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of income and sources and applications of funds of the Company and its subsidiaries for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year and to the Company's operating plan then in effect and approved by its Board of Directors, subject to changes resulting from normal year-end audit adjustments, all in reasonable detail and certified by the principal financial or accounting officer of the Company, except that such balance sheet need not contain the notes required by generally accepted accounting principles.

      2.2   Additional Information and Rights.

            (a) The Company will permit any Investor, so long as such Investor or its representative (treating all the JAFCO Funds as a single Investor) owns at least 500,000 Shares, or such number of shares of Common Stock issued upon conversion of 500,000 or more Shares, or any combination thereof (as presently constituted and subject to subsequent adjustment for stock splits, stock dividends, reverse stock splits, recapitalizations and the like) (a "Significant Holder") (or a representative of any Significant Holder) to visit and inspect any of the properties of the Company, including its books of account and other records (and make copies thereof and take extracts therefrom), and to discuss its affairs, finances and accounts with the Company's officers and its independent public accountants, all at such reasonable times and as often as any such person may reasonably request.

            (b) Until the earlier to occur of (i) the date on which the Company is subject to the reporting requirements of Sections 13(a) or 15(d) of the Exchange Act, or (ii) the date on which quotations for the Common Stock of the Company are reported by the automated quotations systems operated by the National Association of Securities Dealers, Inc., or by an equivalent quotations system, the Company will deliver the reports described below in this Section 2.2 to each Significant Holder:

                  (i) As soon as practical after the end of each month and in any event within thirty (30) days thereafter a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such month and consolidated statements of income and of sources and applications of funds of the Company and its subsidiaries, for each month and for the current fiscal year of the Company to date, all subject to normal year-end audit adjustments, prepared in accordance with generally accepted accounting principles consistently applied and certified by the principal financial or accounting officer of the Company, together with a comparison of such statements to the corresponding periods of the prior fiscal year and to the Company's operating plan then in effect and approved by its Board of Directors.

            (c) The provisions of Section 2.1 and this Section 2.2 shall not be in limitation of any rights which any Holder or Significant Holder may have with respect to the books and records of the Company and its subsidiaries, or to inspect their properties or discuss their affairs, finances and accounts, under the laws of the jurisdictions in which they are incorporated.

            (d) Anything in Section 2 to the contrary notwithstanding, no Holder or Significant Holder by reason of this Agreement shall have access to any trade secrets or classified information of the Company. Each Significant Holder hereby agrees to hold in confidence and trust and not to misuse or disclose any confidential information provided pursuant to this Section 2.2.

            (e) Each Holder who represents to the Company that it is a "venture capital operating company" for purposes of Department of Labor Regulation ss.2510.3-101 shall in addition have the right to consult with and advise the officers of the Company as to the management of the Company.

      2.3 Right of First Refusal. The Company hereby grants to each Holder and its affiliates who own any shares of Series A, Series B, Series C, Series D, Series A-1, Series B-1, Series C-1 or Series D-1 Preferred Stock (the "Cash Preferred") or any shares of Common Stock issued upon conversion of the Cash Preferred (the "Rights Holder") the right of first refusal to purchase a Pro Rata Share (as defined in this Section 2.3) of New Securities (as defined in this Section 2.3) which the Company may, from time to time, propose to sell and issue. A Rights Holder's Pro Rata Share, for purposes of this right of first refusal, is the ratio of the number of shares of Common Stock owned by such Rights Holder immediately prior to the issuance of New Securities, assuming full conversion of the Shares, to the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities, assuming full conversion of the Shares and exercise of all outstanding rights, options and warrants to acquire Common Stock of the Company. For purposes of this Section 2.3, each of the JAFCO Funds shall be deemed to have purchased its Pro Rata Share if one or more of the JAFCO Funds shall have purchased an amount of New Securities equal to the Pro Rata Share of the JAFCO Funds in the aggregate. Each Rights Holder shall have a right of over-allotment such that if any Rights Holder fails to exercise its right hereunder to purchase its pro rata share of New Securities, the other Rights Holders may purchase the non-purchasing Rights Holder's portion on a pro rata basis within ten (10) days from the date such non-purchasing Rights Holder fails to exercise its right hereunder to purchase its Pro Rata Share of New Securities. This right of first refusal shall be subject to the following provisions:

            (a) "New Securities" shall mean any capital stock (including Common Stock and/or Preferred Stock) of the Company whether now authorized or not, and rights, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided that the term "New Securities" does not include (i) securities purchased under the Series D Agreement; (ii) securities issued upon conversion of the Shares; (iii) securities issued pursuant to the acquisition of another business entity or business segment of any such entity by the Company by merger, purchase of substantially all the assets or other reorganization whereby the Company will own not less than fifty-one percent (51%) of the voting power of such business entity or business segment of any such entity; (iv) any borrowings, direct or indirect, from financial institutions or other persons by the Company, whether or not presently authorized, including any type of loan or payment evidenced by any type of debt instrument, provided such borrowings do not have any equity features including warrants, options or other rights to purchase capital stock and are not convertible into capital stock of the Company; (v) securities issued to employees, consultants, officers or directors of the Company pursuant to any stock option, stock purchase or stock bonus plan, agreement or arrangement approved by the Board of Directors; (vi) securities issued to vendors or customers or to other persons in similar commercial situations with the Company if such issuance is approved by the Board of Directors; (vii) securities issued in connection with obtaining lease financing, whether issued to a lessor, guarantor or other person; (viii) securities issued in a firm commitment underwritten public offering pursuant to a registration under the Securities Act with an aggregate offering price to the public in excess of $5.0 million; (ix) securities issued in connection with any stock split, stock dividend or recapitalization of the Company; and (x) any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to subsections (i) through (ix) above.

            (b) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Rights Holder written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Rights Holder shall have twenty (20) days after any such notice is effective to agree to purchase such Rights Holder's Pro Rata Share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

            (c) In the event the Rights Holders fail to exercise fully the right of first refusal within said twenty (20)-day period and after the expiration of the ten (10)-day period for the exercise of the over-allotment provisions of this Section 2.3, the Company shall have one hundred twenty (120) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within one hundred twenty (120) days from the date of said agreement) to sell the New Securities respecting which the Rights Holders' right of first refusal option set forth in this Section 2.3 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company's notice to Rights Holders pursuant to Section 2.3(b). In the event the Company has not sold within said one hundred twenty (120)-day period or entered into an agreement to sell the New Securities within said one hundred twenty (120)-day period (or sold and issued New Securities in accordance with the foregoing within one hundred twenty
(120) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Rights Holders in the manner provided in Section 2.3(b) above.

            (d) At any time following the date of this Agreement, if the Company has complied with its notice obligations pursuant to this Section 2.3, or such obligations have been waived, and the Company thereafter proceeds to issue or sell New Securities and a Rights Holder does not acquire his, her or its Pro Rata Share (a "NonParticipating Rights Holder"), then all of such Non-Participating Rights Holder's Cash Preferred shall automatically and without further action on the part of such holder be converted, in accordance with the provisions of Article III(B)(4)(m) of the Company's Amended and Restated Articles of Incorporation.

            (e) The right of first refusal granted under this Agreement shall expire upon, and shall not be applicable to, the first sale of Common Stock of the Company to the public effected pursuant to a registration statement filed with, and declared effective by, the SEC under the Securities Act, with proceeds of more than $5,000,000.

            (f) The right of first refusal set forth in this Section 2.3 may not be assigned or transferred, except that (i) such right is assignable by each Rights Holder to any wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Securities Act, controlling, controlled by or under common control with, any such Rights Holder, and (ii) such right is assignable between and among any of the Rights Holders.

      2.4 Key Person Life Insurance. The Company has as of the date hereof obtained from financially sound and reputable insurers term life insurance on the life of Steve Teig in the amount of [$2,000,000] (the "Teig Insurance"), and shall maintain with financially sound and reputable insurers the Teig Insurance except as otherwise decided in accordance with policies adopted by the Company's Board of Directors. Such policy shall name the Company as loss payee and shall not be cancelable by the Company without prior approval of the Board of Directors.

      2.5 Representation on Board of Directors. So long as any Shares remain outstanding, the Company will use its best efforts to cause and maintain the election to the Board of Directors of (a) two people designated by the holders of a majority of the Series C Preferred Stock outstanding, including Common Stock issued upon conversion of such Series C Preferred Stock (each a "Series C Director"), and (b) two people designated by the holders of a majority of the Series A and Series B Preferred Stock outstanding, including Common Stock issued upon conversion of such Series A and B Preferred Stock. One Series C Director shall be designated by The Sprout Group and the other Series C Director shall be designated, subject to the consent of The Sprout Group, by a holder of at least 2,419,355 shares of Series C Preferred Stock in the aggregate. In the event that two or more holders of Series C Preferred Stock, other than The Sprout Group, each hold in excess of 2,419,355 shares of Series C Preferred Stock, then that holder holding the greatest number of shares of Series C Preferred Stock shall have the right to designate the remaining Series C Director. In the event that two or more such holders hold an equal number of Series C Preferred Stock, then The Sprout Group shall determine which of them shall designate the remaining Series C Director. For the purposes of this paragraph, a "holder" shall include the affiliates of any holder.

      2.6 Termination of Covenants. The covenants set forth in this Section 2 shall terminate and be of no further force and effect after the time of effectiveness of the Company's first firm commitment underwritten public offering registered under the Securities Act.

                                    SECTION 3

                                  MISCELLANEOUS

      3.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California, as if entered into by and between California residents exclusively for performance entirely within California.

      3.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

      3.3 Entire Agreement; Amendment; Waiver. This Agreement (including the Exhibits hereto) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and the holders of at least fifty percent (50%) of the Registrable Shares and any such amendment, waiver, discharge or termination shall be binding on all the Holders, but in no event shall the obligation of any Holder hereunder be materially increased, except upon the written consent of such Holder.

      3.4 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by United States first-class mail, postage prepaid, or delivered personally addressed by hand or special courier (a) if to a Holder, as indicated on the list of Holders attached hereto as Exhibit A, or at such other address as such Investor or permitted assignee shall have furnished to the Company in writing, or (b) if to the Company, at 9050 Camino Santa Fe, San Diego, California 92121, or at such other address as the Company shall have furnished to each holder in writing. All such notices and other written communications shall be effective (i) if mailed, five
(5) days after mailing and (ii) if delivered, upon delivery.

      3.5 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Holder, upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement or any waiver on the part of any Holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

      3.6 Rights; Separability. Unless otherwise expressly provided herein, a Holder's rights hereunder are several rights, not rights jointly held with any of the other Holders. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      3.7 Information Confidential. Each Holder acknowledges that the information received by them pursuant hereto may be confidential and for its use only, and it will not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally or such Holder is required to disclose such information by a governmental body.

      3.8 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

      3.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.




                  [Remainder of Page Intentionally Left Blank]

      IN WITNESS WHEREOF, the parties hereto have executed this Investors Rights Agreement effective as of the day and year first above written.

                                       COMBICHEM, INC.


                                       By:______________________________________
                                       Title:___________________________________



                                       HOLDER:



                                       -----------------------------------------
                                       [Name of Holder]



                                       By:______________________________________
                                       Title:___________________________________




                 [SIGNATURE PAGE TO INVESTORS' RIGHTS AGREEMENT]

                                    EXHIBIT A

                                    INVESTORS

Forward Ventures II, L.P.
Sequoia Capital VI
Sequoia Technology Partners VI
Sequoia XXIV
Sequoia 1995
Lynn H. Caporale
Sydney Brenner
Sprout Capital VII, L.P.
DLJ Capital Corporation
C. V. Sofinnova Ventures Partners III
Singapore Bio-Innovations Pte, Ltd
PaineWebber Incorporated as Custodian of the Michael Grossman Rollover IRA Steven M. Lash
First Interstate Bank as Trustee for SK International Securities
  Corp. 401(k)PS em Stephen J. Kandel
Byron T. Franzen
IRA FBO Byron T. Franzen
The M.L. Lawrence Trust
Farley Inc.
Sorrento Ventures II, L.P.
Sorrento Growth Partners I, L.P.
Comdisco, Inc.
Brinson Venture Capital Fund III, L.P. (The First National Bank of Chicago as
  Custodian to the Brinson Venture Capital Fund III, L.P.)
Brinson Trust Company as Trustee of the Brinson MAP Venture Capital Fund III
  (The First National Bank of Chicago as Custodian to the Brinson Trust Company as Trustee of the Brinson MAP Venture Capital Fund III)
Japan Associated Finance Co., Ltd.
JAFCO G-5 Investment Enterprise Partnership
JAFCO R-1(A) Investment Enterprise Partnership
JAFCO R-1(B) Investment Enterprise Partnership
JAFCO R-2 Investment Enterprise Partnership
Brentwood Associates VII, L.P.
S.R. One Limited
Stephen J. Kandel
Todd Schmidt
Vicente Anido
John T. Chambers
The Rufus L. McCracken Trust, dated 6/21/91
Steve Teig
Faye Hunter Russell Trust U/A Dtd 7/11/88


                                    Exhibit A

                                    EXHIBIT C

                              Current Shareholders

                                    EXHIBIT C

      The outstanding shares of Preferred Stock and Common Stock are owned by the shareholders and in the numbers specified herein:


      CLASS/SERIES                       SHAREHOLDER                                NO. SHARES
      ------------                       -----------                                ----------

         Common            Kim D. Janda                                                175,000

         Common            Chi-Huey Wong                                               150,000

         Common            Dale L. Boger                                               150,000

         Common            Eric Erb                                                     10,000

         Common            Standish Fleming                                             37,500

         Common            Trustees of Royston Family Trust UTA                         37,500
                           2/12/82

         Common            Sydney Brenner                                              150,000

         Common            Forward Ventures II, L.P.                                   225,000

         Common            Jeffrey Sollender                                            10,000

         Common            Robert A. Curtis                                            229,160

         Common            Gail Erwin                                                    2,500

         Common            Sequoia Capital VI                                           91,000

         Common            Sequoia Technology Partners VI                                5,000

         Common            Sequoia XXIV                                                  4,000

         Common            Lynn H. Caporale                                            175,000

         Common            Bobbie J. Bosley                                             10,000

         Common            Eric Erb                                                      5,000

         Common            Angelo Castillino, Ph.D.                                     20,000

         Common            Peter A. Bick                                                20,000

         Common            Soan Cheng                                                   20,000

         Common            Daniel C. M. Sun                                             10,000

         Common            Gail Erwin                                                   11,667

         Common            Christine M. Tarby                                           14,000

         Common            Peter M. Wirsching, Ph.D.                                    11,764

         Common            Richard A. Lerner, M.D.                                      83,000

         Common            The Scripps Research Institute                              305,236

      CLASS/SERIES                       SHAREHOLDER                                NO. SHARES
      ------------                       -----------                                ----------

         Common            Peter Myers                                                 350,000

         Common            Jonathan Greene                                             100,000

         Common            Steven Teig                                                 200,000

         Common            Ken Rubenstein                                                6,000

         Common            Vicente Anido                                                96,000

                                                             TOTAL COMMON:           2,714,327


        Series A           Forward Ventures II, L.P.                                   600,000

        Series A           Sequoia Capital VI                                          364,000

        Series A           Sequoia Technology Partners VI                               20,000

        Series A           Sequoia XXIV                                                 16,000

                                                           TOTAL SERIES A:           1,000,000


        Series B           Sequoia Capital VI                                        1,213,334

        Series B           Sequoia Technology VI                                        66,667

        Series B           Sequoia Capital VI                                           53,333

        Series B           Forward Ventures II, L.P.                                   866,666

        Series B           Lynn H. Caporale                                             26,667

                                                           TOTAL SERIES B:           2,226,667


        Series C           Sprout Capitol VII, L.P.                                  3,126,821

        Series C           DLJ Capital Corporation                                     260,276

        Series C           Sofinnova Ventures III, L.P.                              1,129,033

        Series C           Singapore Bio-Innovation Ptd., Ltd.                         564,517

        Series C           Sequoia Capital VI                                        1,335,646

        Series C           Sequoia Technology Partners VI                               73,388

        Series C           Sequoia XXIV                                                 58,710

        Series C           PainWebber Incorporated as Custodian of                      37,218
                           the Michael Grossman Rollover IRA

        Series C           Steven M. Lash                                               16,185

      CLASS/SERIES                       SHAREHOLDER                                NO. SHARES
      ------------                       -----------                                ----------

        Series C           First Interstate Bank as Trustee for SK                      80,874
                           International Securities Corp. 401(k) PS em
                           Stephen J. Kendel

        Series C           Byron T. Franzen                                             56,452

        Series C           M.L. Lawrence Revocable Trust                               225,807

        Series C           Farley Inc.                                                 846,775

        Series C           Sorrento Ventures II, L.P.                                  564,517

        Series C           Sorrento Growth Partners I, L.P.                          1,129,033

        Series C           Comdisco, Inc.                                              169,355

        Series C           Brinson Venture Capital Fund III, L.P.                    1,941,441

        Series C           Brinson Trust Company as Trustee of the                     316,624
                           Brinson MAP Venture Capital Fund III

        Series C           Todd Schmidt                                                  8,065

        Series C           Spout Capital VII, L.P.                                   1,340,066

        Series C           DLJ Capital Corporation                                     111,547

        Series C           CV Sofinnova Ventures Partners III                          483,871

        Series C           Singapore Bio-Innovations Pte Ltd                           241,936

        Series C           Sequoia Capital VI                                          572,420

        Series C           Sequoia Technology Partners VI                               31,452

        Series C           Sequoia 1995                                                 25,162

        Series C           Byron T. Franzen                                             24,194

        Series C           M.L. Lawrence Trust                                          96,775

        Series C           Farley Inc.                                                 362,904

        Series C           Sorrento Ventures II, L.P.                                  241,936

        Series C           Sorrento Growth Partners I, L.P.                            483,871

        Series C           Comdisco, Inc.                                               72,581

        Series C           The First National Bank of Chicago as                       832,046
                           Custodian to the Brinson Venture Capital
                           Fund III, L.P.

      CLASS/SERIES                       SHAREHOLDER                                NO. SHARES
      ------------                       -----------                                ----------

        Series C           The First National Bank of Chicago as                       135,696
                           Custodian to the Brinson Trust Company as
                           Trustee of the Brinson Map Venture Capital
                           Fund III

        Series C           Donaldson, Lufkin & Jenrette Securities                     112,904
                           Corporation Custodian F/B/O Byron T.
                           Franzen, Account # 4GH 017650

        Series C           Donaldson, Lufkin & Jenrette Securities                      48,388
                           Corporation Custodian F/B/O Byron T.
                           Franzen, Account # 4GH 017650

                                                           TOTAL SERIES C:          17,158,486


        Series Z           Sydney Brenner                                              200,000

        Series Z           Molecular Simulations, Inc.                                 106,971

        Series Z           Molecular Simulations, Inc.                                 225,806

                                                           TOTAL SERIES Z:             532,777

                                    EXHIBIT D

                                Co-Sale Agreement

                                 COMBICHEM, INC.
                              AMENDED AND RESTATED
                                CO-SALE AGREEMENT


      This Amended and Restated Co-Sale Agreement (the "Agreement") is made as of the 15th day of November, 1996, by and among Vicente Anido, Robert A. Curtis, Peter Myers, Steven Teig, Sydney Brenner, Kim Janda, Chi-Huey Wong and Dale Boger (individually, a "Founder" and, collectively, the "Founders"), CombiChem, Inc., a California corporation (the "Company"), and the undersigned holders of Series A, B, C or D Preferred Stock of the Company (the "Shareholders").

      WHEREAS, the Founders are subject to certain obligations and certain of the Shareholders have certain rights pursuant to that certain Co-Sale Agreement dated August 17, 1995 (the "Prior Agreement");

      WHEREAS, the Prior Agreement may be amended or modified by the written consent of the Company, of Shareholders (as defined under the Prior Agreement) holding more than 50% in interest of the Common Stock then held and of each Founder;

      WHEREAS, the Company, the Shareholders (as defined under the Prior Agreement) and each Founder executing this Agreement desire to amend and restate the Prior Agreement and to accept the rights and obligations created hereunder in lieu of the rights and obligations granted to them under the Prior Agreement; and

      WHEREAS, certain Shareholders are parties to the Series D Preferred Stock Purchase Agreement dated the date hereof, certain of the Shareholders' obligations under which are conditioned upon the execution and delivery by such Shareholder and the Company of this Agreement.

      In consideration of the mutual covenants set forth herein, the parties agree as follows:

      1.    Definitions.

            (a) "Stock" shall mean shares of the Company's Common Stock or Preferred Stock or Series Z Preferred Stock now owned or subsequently acquired by the Founders.

            (b) "Preferred Stock" shall mean the Company's outstanding Series A, Series B, Series C, Series D, Series J, Series Z, Series A-1, Series B-1, Series C-1 and Series D-1 Preferred Stock.

            (c) "Common Stock" shall mean the Company's Common Stock and shares of Common Stock issued or issuable upon conversion of the Company's outstanding Preferred Stock.

            (d) "JAFCO Funds" shall mean Japan Associated Finance Co., Ltd. ("JAFCO") and certain Investment Enterprise Partnerships affiliated with JAFCO which are holders of Series D Preferred Stock or Series D-1 Preferred Stock.

      2.    Sales by Founder.

            (a) If a Founder proposes to sell or transfer any shares of Stock in one or more related transactions which will result in (i) the transfer of 1,000 or more shares of Stock by such Founder or (ii) the transferee of such shares holding more than 50% of the Common Stock, then such Founder shall promptly give written notice (the "Notice") to the Company and the Shareholders at least twenty (20) days prior to the closing of such sale or transfer. The Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of shares of Stock to be sold or transferred, the nature of such sale or transfer, the consideration to be paid and the name and address of each prospective purchaser or transferee. In the event that the sale or transfer is being made pursuant to the provisions of Sections 3(a) or 3(b) hereof, the Notice shall state under which paragraph the sale or transfer is being made.

            (b) Each Shareholder shall have the right, exercisable upon written notice to such Founder within 15 days after receipt of the Notice, to participate in such sale of Stock on the same terms and conditions. To the extent one or more of the Shareholders exercise such right of participation in accordance with the terms and conditions set forth below, the number of shares of Stock that the Founder may sell in the transaction shall be correspondingly reduced.

            (c) Each Shareholder may sell all or any part of that number of shares of Stock equal to the product obtained by multiplying (i) the aggregate number of shares of Stock covered by the Notice by (ii) a fraction the numerator of which is the number of shares of Common Stock owned by the Shareholders at the time of the sale or transfer and the denominator of which is the total number of shares of Common Stock owned by the Founder and the Shareholders at the time of the sale or transfer.

            (d) If any Shareholder fails to elect to fully participate in such Founder's sale pursuant to this Section 2, the Founder shall give notice of such failure to the Shareholders who did so elect (the "Participants"); provided, however, that the JAFCO Funds shall be collectively deemed to be a single participant. Such notice may be made by telephone if confirmed in writing within two (2) days. The Participants shall have five (5) days from the date such notice was given to agree to sell their pro rata share of the unsold portion. For purposes of this Section 2(d), a Participant's pro rata share shall be the ratio of (x) the number of shares of Common Stock held by such Participant to
(y) the total number of shares of Common Stock held by the Participants and the Founder.

            (e) Each Participant shall effect its participation in the sale by promptly delivering to the Founder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

                  (i) the type and number of shares of Common Stock which such Participant elects to sell; or

                  (ii) that number of shares of Preferred Stock which is at such time convertible into the number of shares of Common Stock which such Participant elects to sell; provided, however, that if the prospective purchaser objects to the delivery of Preferred Stock in lieu of Common Stock, such Participant shall convert such Preferred Stock into Common Stock and deliver Common Stock as provided in Section 2(e)(i) above. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser.

            (f) The stock certificate or certificates that the Participant delivers to the Founder pursuant to Section 2(e) shall be transferred to the prospective purchaser in consummation of the sale of the Stock pursuant to the terms and conditions specified in the Notice, and the Founder shall concurrently therewith remit to such Participant that portion of the sale proceeds to which such Participant is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from a Participant exercising its rights of co-sale hereunder, the Founder shall not sell to such prospective purchaser or purchasers any Stock unless and until, simultaneously with such sale, the Founder shall purchase such shares or other securities from such Participant.

            (g) The exercise or non-exercise of the rights of the Participants hereunder to participate in one or more sales of Stock made by the Founder shall not adversely affect their rights to participate in subsequent sales of Stock subject to Section 2(a).

      3.    Exempt Transfers.

            (a) Notwithstanding the foregoing, the co-sale rights of the Shareholders shall not apply to (i) any pledge of Stock made pursuant to a bona fide loan transaction that creates a mere security interest or (ii) any transfer to the ancestors, descendants or spouse or to trusts for the benefit of such persons or a Founder; provided that (A) the transferring Founder shall inform the Shareholders of such pledge or transfer prior to effecting it and (B) the pledgee or transferee shall furnish the Shareholders with a written agreement to be bound by and comply with all provisions of this Agreement. Such transferred Stock shall remain "Stock" hereunder, and such pledgee or transferee shall be treated as a "Founder" for purposes of this Agreement.

            (b) Notwithstanding the foregoing, the provisions of Section 2 shall not apply to the sale of any Stock (i) to the public pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act") or (ii) to the Company.

      4.    Prohibited Transfers.

            (a) In the event a Founder should sell any Stock in contravention of the co-sale rights of the Shareholders under this agreement (a "Prohibited Transfer"), the

Shareholders, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and the Founder shall be bound by the applicable provisions of such option.

            (b) In the event of a Prohibited Transfer, each Shareholder shall have the right to sell to the Founder the type and number of shares of Stock equal to the number of shares each Shareholder would have been entitled to transfer to the purchaser under Section 2(c) hereof had the Prohibited Transfer been effected pursuant to and in compliance with the terms thereof. Such sale shall be made on the following terms and conditions:

                  (i) The price per share at which the shares are to be sold to the Founder shall be equal to the price per share paid by the purchaser to the Founder in the Prohibited Transfer. The Founder shall also reimburse each Shareholder for any and all reasonable fees and expense, including reasonable legal fees and expense, incurred pursuant to the exercise or the attempted exercise of the Shareholder's rights under Section 2.

                  (ii) Within ninety (90) days after the later of the dates on which the Shareholder (A) received notice of the Prohibited Transfer or (B) otherwise became aware of the Prohibited Transfer, each Shareholder shall, if exercising the option created hereby, deliver to the Founder the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

                  (iii) The Founder shall, upon receipt of the certificate or certificates for the shares to be sold by a Shareholder, pursuant to this
Section 4(b), pay the aggregate purchase price therefor and the amount of reimbursable fees and expense, as specified in Section 4(b)(i), in cash or by other means acceptable to the Shareholder.

                  (iv) Notwithstanding the foregoing, any attempt by a Founder to transfer Stock in violation of Section 2 hereof shall be void and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of a majority in interest of the Shareholders.

      5.    Legend.

            (a) Each certificate representing shares of Stock now or hereafter owned by the Founders or issued to any person in connection with a transfer pursuant to Section 3(a) hereof shall be endorsed with the following legend:

      "THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN CO-SALE AGREEMENT BY AND BETWEEN THE SHAREHOLDER, THE CORPORATION AND CERTAIN HOLDERS OF STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."

            (b) Each Founder agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 5(a) above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of this Agreement.

      6.    Miscellaneous.

            6.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware.

            6.2 Amendment. Any provision may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) as to the Company, only by the Company, (ii) as to the Shareholders, by persons holding more than fifty percent (50%) in interest of the Common Stock and Common Stock equivalents then held by the Shareholders and their assignees, pursuant to
Section 6.3 hereof, and (iii) as to each Founder, such Founder, provided that any Shareholder may individually waive any of his rights hereunder without obtaining the consent of any other Shareholder. Any amendment or waiver effected in accordance with clauses (i), (ii) and (iii) of this paragraph shall be binding upon each Shareholder, its successors and assigns, the Company and the Founder in question.

            6.3 Assignment of Rights. This Agreement and the rights and obligations of the parties hereunder shall inure to benefit of, and be binding upon, their respective successors, assigns and legal representatives. The rights of the Shareholders hereunder are only assignable (i) by each of such Shareholders to any other Shareholder or (ii) to an assignee or transferee who acquires all of the Common Stock purchased by a Shareholder or at least 25,000 shares of Common Stock.

            6.4 Term. This Co-Sale Agreement shall terminate upon the earlier of (i) the closing of a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended, the public offering price of which (exclusive of underwriting discounts, commissions and expenses) is not less than $4.00 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalizations) and $12,000,000 in the aggregate, and (ii) the closing of the Company's sale of all or substantially all of its assets or the acquisition of the Company by another entity by means of merger or consolidation resulting in the exchange of the outstanding shares of the Company's capital stock for securities or consideration issued, or caused to be issued, by the acquiring entity or its subsidiary.

            6.5 Ownership. Each Founder represents and warrants that he is the sole legal and beneficial owner of the shares of Stock subject to this Co-Sale Agreement and that no other person has any interest (other than a community property interest) in such shares.

            6.6 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery to the party to be notified or five days after deposit in the United States mail, by registered or certified mail, postage prepaid and properly addressed to the party to be notified as set forth on the signature page hereof or at such other address as such party may designate by ten (10) days' advance written notice to the other parties hereto. Notwithstanding the foregoing, the telephone notice permitted by
Section 2(d) shall be effective at the time it is given.

            6.7 Severability. In the event one or more of the provisions of this Co-Sale Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Co-Sale Agreement, and this Co-Sale Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

            6.8 Attorney Fees. In the event that any dispute among the parties to this Co-Sale Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Co-Sale Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

            6.9 Counterparts. This Co-Sale Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.




                [Remainder of This Page Intentionally Left Blank]

      The foregoing agreement is hereby executed as of the date first above written.

                                       COMBICHEM, INC.


                                       By:______________________________________
                                       Title:___________________________________

                              Address: 9050 Camino Santa Fe
                                       San Diego, California 92121


                                       SHAREHOLDERS:


                                       -----------------------------------------
                                       (Print Name of Investor)


                                       -----------------------------------------
                                       (Signature)


                                       -----------------------------------------
                                       (Title, if applicable)

                              Address: _________________________________________
                                       _________________________________________
                                       _________________________________________



                                       FOUNDERS:



                                       -----------------------------------------
                                       (Print Name of Founder)


                                       -----------------------------------------
                                       (Signature)

                              Address: _________________________________________
                                       _________________________________________
                                       _________________________________________



                      [SIGNATURE PAGE TO CO-SALE AGREEMENT]

                                CONSENT OF SPOUSE

      I acknowledge that I have read the foregoing Agreement and that I know its contents. I am aware that by its provisions if I and/or my spouse agree to sell all or part of the shares of the Company held of record by either or both of us, including my community interest in such shares, if any, co-sale rights (as described in the Agreement) must be granted to the Shareholders by the seller. I hereby agree that those shares and my interest in them, if any, are subject to the provisions of the Agreement and that I will take no action at any time to hinder operation of, or violate, the Agreement.



                                       -----------------------------------------
                                       (Signature)

                                   SCHEDULE A
                             SCHEDULE OF INVESTORS


                                                                                Closing
                                                                 ---------------------------------------
                        Investor                                 Number of Shares               Cash
                        --------                                 ----------------               ----

Japan Associated Finance Co., Ltd. ...........................            400,000          $  400,000.00

JAFCO G-5 Investment Enterprise Partnership ..................            677,300          $  677,300.00

JAFCO R-1(A) Investment Enterprise Partnership ...............            316,450          $  316,450.00

JAFCO R-1(B) Investment Enterprise Partnership ...............            316,450          $  316,450.00

JAFCO R-2 Investment Enterprise Partnership ..................            289,800          $  289,800.00

Brentwood Associates VII, L.P. ...............................          2,000,000          $2,000,000.00

S.R. One Limited .............................................          1,000,000          $1,000,000.00

Sprout Capital VII, L.P. .....................................          1,078,430          $1,078,430.00

DLJ Capital Corporation ......................................             89,768          $   89,768.00

C.V. Sofinnova Ventures Partners III .........................            194,699          $  194,699.00

Singapore Bio-Innovations PTE, Ltd. ..........................            194,700          $  194,700.00

Sequoia Capital VI ...........................................            863,442          $  863,442.00

Sequoia Technology Partners VI ...............................             47,442          $   47,442.00

Sequoia 95 ...................................................             37,953          $   37,953.00

PaineWebber, Inc. FBO "Michael Grossman," IRA R/O ............              8,985          $    8,985.00

Steven M. Lash ...............................................              3,908          $    3,908.00

Stephen J. Kandel ............................................             19,525          $   19,525.00

Byron T. Franzen .............................................             58,411          $   58,411.00

The M.L. Lawrence Trust ......................................             77,880          $   77,880.00

Farley Inc. ..................................................            292,050          $  292,050.00

Sorrento Ventures II, L.P. ...................................            192,753          $  192,753.00

Sorrento Growth Partners I, L.P. .............................            391,346          $  391,346.00

Comdisco, Inc. ...............................................             58,410          $   58,410.00

The First National Bank of Chicago as Custodian to the Brinson
Venture Capital Fund III, L.P. ...............................            515,868          $  515,868.00

The First National Bank of Chicago as Custodian to the Brinson
Trust Company as Trustee of the Brinson MAP Venture Capital
Fund III .....................................................             84,132          $   84,132.00

Todd Schmidt .................................................              8,065          $    8,065.00

Vicente Anido ................................................            240,000          $  240,000.00

John T. Chambers (Anido designee) ............................            240,000          $  240,000.00

The Rufus L. McCracken Trust, dated 6/21/91 ..................             35,000          $   35,000.00

                                             SCHEDULE A
                                        SCHEDULE OF INVESTORS


                                                                                Closing
                                                                 ---------------------------------------
                        Investor                                 Number of Shares               Cash
                        --------                                 ----------------               ----

Steve Teig..................................................               20,000          $   20,000.00

Forward Ventures II, L.P....................................              100,000          $  100,000.00

Lynn Caporale...............................................                6,438          $    6,438.00

Faye Hunter Russell Trust U/A Dtd 7/11/88...................               10,000          $   10,000.00
                                                                        ---------          -------------

        TOTALS:.............................................            9,869,205          $9,869,205.00
                                                                        =========          =============

            SCHEDULE OF EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES


      This Schedule of Exceptions is made and given pursuant to Section 2 of the Series D Preferred Stock Purchase Agreement dated November 15, 1996 (the "Agreement") by and among CombiChem, Inc. ("CombiChem") and the investors listed on Schedule A thereto. The section numbers in this Schedule of Exceptions correspond to the section numbers in the Agreement; however, any information disclosed herein under any section number shall be deemed to be disclosed and incorporated into any other section number where such disclosure would otherwise be appropriate. Any terms defined in the Agreement shall have the same meaning when used in this Schedule of Exceptions as when used in the Agreement unless the context otherwise requires.

      Nothing herein constitutes an admission of any liability or obligation on the part of CombiChem nor an admission against CombiChem's interest. The inclusion of any schedule herein or any exhibit hereto should not be interpreted as indicating that CombiChem has determined that such an agreement or other matter is necessarily material to CombiChem. The Investors acknowledge that certain information contained in these schedules may constitute material confidential information relating to CombiChem which may not be used for any purpose other than that contemplated in the Agreement.

                                  SCHEDULE 2.5
                        CAPITALIZATION AND VOTING RIGHTS


      Vicente Anido has been granted a right to purchase a number of shares sufficient to allow him to maintain a 6% ownership percentage in the Company upon future financings.

      A Consulting Group is to be paid $50,000 in shares of Capital Stock upon its completion of work.

                                  SCHEDULE 2.7
                         CONTRACTS AND OTHER COMMITMENTS

The Company is a party to the following agreements:

        (a)     (i)     Lease for 9050 Camino Santa Fe, San Diego, CA 92121
                        dated December 22, 1995.

                (ii) Industrial Lease for 1221 Innsbruck Drive, Sunnyvale, CA dated December 7, 1992.

                (iii) Second Sublease for 1225 Innsbruck Drive, Sunnyvale, CA and draft of Addendum No. 1.

                (iv) Pursuant to a License Agreement dated August 4, 1995 between the Company and Molecular Simulations Inc.("MSI"), the Company has agreed to pay to MSI royalties equal to: (A) in connection with the sale of a single product, the lesser of 5% of net sales of such product or $25,000; (B) in connection with the sale of more than one product in a single transaction, the sum of (I) with respect to the first product included in such transaction, the lesser of 5% of net sales of such product or $25,000 and (II) with respect to the additional products, a flat royalty of $5,000 per additional product; or (C) in connection with a collaboration or contract research project, the lesser of 2% of net sales for such collaboration or contract research project or $100,000. The maximum aggregate royalties payable under the agreement is $5.0 million.

                (v) Pursuant to the Sublicense Agreement dated July 20, 1995 between the Company and Johnson & Johnson (the "J&J Sublicense"), the Company has paid $40,000 to Johnson & Johnson and is required to make the following additional payments: (A) aggregate payments of $60,000 (subject to certain time and performance milestones) (B) an additional royalty of 1% of monetary compensation received in connection with a further sublicense of rights under the Agreement and (C) earned royalties 10% of net sales value of products sold under the agreement by the Company or affiliates or 10% of the royalty or other income received by the Company from sublicensee or third parties in consideration of granting of further sublicenses.

                (vi)    See (c)(i) below.

                (vii) Pursuant to an agreement dated June 5, 1996 between the Company and Cerep, the Company will pay Cerep $50,000 in November or December 1996 in connection with a study of 2500 compounds.

                (viii) Pursuant to an agreement dated August 27, 1996 between the Company and DYAX CORP. ("Dyax"), the Company is required to pay Dyax an aggregate of $250,000 in increments of $50,000 at certain authorization or deliver events in connection with developing a separation and purification module.

                (ix) Standard Office Lease for 470 San Antonio Road, Palo Alto, CA 94306 dated October 29, 1996.


                                  Schedule 2.7

        (b)     (i)     Preferred Stock Purchase Agreement (600,000 Shares of
                        Series A Preferred Stock) dated August 26, 1994 between the Company and Forward Ventures II, L.P.

                (ii) Common Stock Purchase Agreement (225,000 Shares of Common Stock) dated September 28, 1994 between the Company and Forward Ventures II, L.P.

                (iii) Preferred Stock Purchase Agreement (200,000 Shares of Series Z Preferred Stock) dated October 12, 1994 between the Company and Dr. Sydney Brenner.

                (iv) Stock Purchase Agreement Preferred and Common (400,000 Shares of Series A Preferred Stock and 100,000 Shares of Common Stock) dated November 1, 1994 among the Company, Sequoia Capital VI, Sequoia Technology Partners VI and Sequoia XXIV.

                (v) Stock Purchase Agreement (Series B Preferred) dated November 29, 1994 among the Company, Sequoia Capital VI, Sequoia Technology Partners VI, Sequoia XXIV and Forward Ventures II, L.P.

                (vi) Stock Purchase Agreement (Series B Preferred) dated January 15, 1995 between the Company and Lynn H. Caporale, Ph.D.

                (vii) Common Stock Purchase Agreement dated March 20, 1995 between the Company and The Scripps Research Institute, as amended through the date hereof.

                (viii) The Company is party to the following Common Stock Purchase Agreements:

                                                                AMOUNT OF
NAME                                             DATE           SHARES
                                                                CURRENTLY
                                                                OUT-STANDING
                                                                UNDER AGMTS
-----------------------------------------------------------------------------
Kim D. Janda                                   09/28/94          175,000

Chi Huey Wong                                  09/28/94          150,000

Dale L. Boger                                  09/28/94          150,000

Eric Erb                                       09/28/94           10,000

Standish Fleming                               09/28/94           37,500

Trustee of Royston Family Trust UTA            09/28/94           37,500
2/12/82

Sydney Brenner                                 09/28/94          150,000

Jeffrey Sollender                              09/28/94           10,000

Lynn H. Caporale                               11/08/94          175,000

Bobbie J. Bosley                               11/18/94           10,000

Eric D. Erb                                    01/01/95            5,000


                                  Schedule 2.7

                                                                AMOUNT OF
NAME                                             DATE           SHARES
                                                                CURRENTLY
                                                                OUT-STANDING
                                                                UNDER AGMTS
-----------------------------------------------------------------------------
Angelo J. Castellino                           01/19/95           20,000

Peter A. Bick                                  01/23/95           20,000

Soan Cheng                                     01/23/95           20,000

Daniel C.M. Sun                                01/30/95           10,000

Christine M. Tarby                             04/24/95           14,000

Peter Myers                                     3/1/95           350,000

Steve Teig                                      6/2/95           200,000

Jonathon Greene                                 6/3/95           100,000

                (ix) The Company has entered into Series J Option Agreements with each of Steven Teig, Jonathan Greene and Andrew Smellie, pursuant to which an aggregate of 465,000 shares of Series J Preferred Stock may be issued.

                (x) The Company had previously entered into (A) that certain Amended and Restated Stock Registration Rights Agreement dated November 1, 1994, as amended on November 29, 1994, January 15, 1995 and March 20, 1995 and (B) that certain Stock Registration Rights Agreement dated October 12, 1994 which granted to certain investors registration rights. These agreements were terminated pursuant to Investors' Rights Agreement.

                (xi) Warrant Agreement with Comdisco, Inc., dated December 20, 1994

                (xii) Warrant Agreement with Sequoia Capital VI, dated August 17, 1995.

                (xiii) Warrant Agreement with Sequoia Technology Partners VI, dated August 17, 1995.

                (xiv)   Warrant Agreement with Sequoia XXIV, dated August 17,
                        1995.

                (xv) Warrant Agreement with Paine Webber Incorporated as Custodian of the Michael Grossman Rollover IRA, dated August 17, 1995.


                (xvi) Warrant Agreement with First Interstate Bank as Trustee of SK International Securities Corp. 401(k) PS EM Stephen J. Kandel, dated August 17, 1995.

                (xvii) Warrant Agreement with Forward Ventures II, L.P., dated August 17, 1995.

                (xviii) Warrant Agreement with Steven M. Lash, dated August 17,
                        1995.

                (xix) Two Warrant Agreements with Comdisco, Inc., dated April 15, 1996.

                (xx) Warrant Agreement with Silicon Valley Bank, dated May 20, 1996.

                (xxi) Warrant Agreement with MMC/GATX Partnership No. 1, dated May 20, 1996.

                (xxii)  Warrant Agreement with Comdisco, Inc., dated June 27,
                        1996.


                (xxiii) The Company entered into a consulting agreement with Ken
                        Rubenstein pursuant to which Mr. Rubenstein received 6,000 shares of the Company's common stock.

                                  Schedule 2.7

               (xxiv) Stock Purchase Agreement (Series C Preferred) dated August
                      17, 1995 among the Company and the persons listed on Schedule A thereto.

               (xxv) Stock Purchase Agreement (Series C Preferred) dated April 9, 1996 among the Company and the persons listed on Schedule A thereto.


        (c)     (i)     Master Lease Agreement with Comdisco, Inc. ("Comdisco")
                        dated November 16, 1994.

                (ii) The Company has made a loan to Peter Myers in the principal amount of $150,0 00.

                (iii) The Company loaned $66,125 to John Saunders for purchase of a home; this loan is secured by a deed of trust.

                (iv) Loan and Security Agreement by and among Silicon Valley Bank and MMC/GATX Partnership No. 1 dated as of May 20, 1996.


        (d)     (i)     The Company is party to employment agreements with the
                        following individuals: Lynn H. Caporale; Peter Myers;
                        Jonathan Greene; L. McCracken; J. Saunders; Steven Teig;
                        Andrew Smellie; and Vicente Anido. In addition, the
                        Company is a party to offer letters and/or memoranda with the following employees in which certain terms and conditions of the employee's employment are set forth:
                        Lucilla Andrews; D. Barnum; S. Bondy; B. Bosley; A.
                        Castellino; R. Chavez; S. Cheng; D. Comer; K. Dyer; Eric
                        Erb; T. Fitzpatrick; K. Granlund-Moyer; D. Kassel; V.
                        Matov; W. Moree; A. Purshottham; M. Ramirez-Weinhouse;
                        S. Ross; M. Ruis; M. Salkin; B. Shroyer; C. Smith; C.
                        Tarby; J. Williams; L. Zeng.

                (ii) The Company is a party to the following consulting agreements: H. Kiefer (dated 01/19/96); Dale L. Boger (dated 05/01/94); Kim D. Janda (dated 08/09/94); Sydney Brenner (dated 08/10/94); Chi-Huey Wong (dated 08/11/94) and an ongoing relationship with a consulting group for team building and leadership. The Company entered into a letter agreement dated July 25, 1995 with Transpect Incorporated ("Transpect") pursuant to which Transpect is retained as an advisor and consultant with respect to the establishment of a relationship with Daiichi Pharmaceutical Co., Ltd (or any company mutually agreed to). In addition, the Company is a party to Scientific Advisory Board Agreement with the following individuals:
                        A. Bard (dated 09/07/95); D. Danishefsky (dated 04/08/95); W. Jorgensen (dated 05/18/95).


        (e)     (i)     Agreement for Purchase and Sale of Assets dated
                        September 28, 1994 among the Company, Combichem, Inc., a
                        Delaware corporation, KPCB VI and KPCB IV-FF.

                (ii) License Agreement with The Scripps Research Institute ("Scripps License").

                (iii)   Assignments of Dr. Sydney Brenner.

                (iv) Sublicense Agreement dated July 20, 1995 between the Company and Johnson & Johnson.

                                  Schedule 2.7

                (v) Option Agreement with The Scripps Research Institute ("Scripps Option").

                (vi) Evaluation Study and Test Site Agreement between the Company and Chugai Pharmaceutical pursuant to which Chugai has paid to the Company an amount equal to $300,000 in order to Beta Test the Company's product, which sum may be applied to future purchases of the Company's products, and a portion of which sum the Company may be required to return to Chugai in certain circumstances.

                (vii) Collaboration Agreement dated on or about March 29, 1996 between the Company and Teijin Limited to design, synthesize and screen compound libraries for *** and *** . The Company retains all rights with respect to compounds in North America, Central America and South America subject to an option to acquire such rights granted to Teijin. Teijin retains all rights with respect to compounds in all other territories. The Company is entitled to receive a *** upfront fee, milestone payments, annual research funding and royalties from Teijin.

                (viii) License and Test Site Agreement by and between the Company and H. LUNDBECK A/S, a Danish corporation ("Lundbeck") dated May 20, 1996 pursuant to which Lundbeck may pay $200,000 to the Company, which sum may be applied to future purchases of the Company's products. To date, Lundbeck has paid the Company $120,000.

                (ix) The Company has entered into a collaborative agreement with Roche Bioscience pursuant to which certain rights are licensed.

                (x)     See (a) above.


        (f) The Company has entered into indemnification agreements with each of the directors of the Company. In addition, other agreements listed in this Schedule of Exceptions may contain indemnification provisions. The Investors' Rights Agreement also contains indemnification agreements.


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                  Schedule 2.7

      (I)   None.
      (II)  See (a) above.
      (III) See (c)(ii) and (c)(iii) above.
      (IV)  See (a)(iv) and (a)(v) above.


      In connection with the MSI transaction discussed above and in addition to the agreements noted above, the Company also entered into a separate License Agreement (pursuant to which it obtained a license to certain MSI products), an Acknowledgement and General Release (pursuant to which the operation of certain sections of Mr. Teig's prior contracts with MSI were waived and the Company and Mr. Teig were released from claims arising out of such released sections of the contracts).

      The Company has performed all obligations and conditions required to be performed or met by it through the date hereof under each of the Scripps License and Scripps Option. The Scripps License is in full force and effect, and the Scripps Option has not been exercised, as of the date hereof. The Company will use its best efforts not to waive any rights of the Company under the Scripps License or Scripps Option, without the consent of a majority of the outstanding shares of Series C and D Preferred Stock (and shares of the Company's capital stock issuable upon exchange or conversion of the Series C and D Preferred Stock).


                                  Schedule 2.7

                                  SCHEDULE 2.8
                           RELATED-PARTY TRANSACTIONS

      Venture capital funds affiliated with directors participated in the Company's prior rounds of financing and will purchase shares of the Company's Series D Preferred Stock pursuant to the Agreement. Such directors may engage in the development and financing of other companies and/or research projects which may be developing, or may in the future develop, products which may compete directly, or indirectly, with the products intended to be developed by the Company.

      See Schedule 2.7(c) above.


                                  Schedule 2.8

                                  SCHEDULE 2.9
                               REGISTRATION RIGHTS


      The Company is obligated to register shares of Common Stock issuable upon conversion of Series Z Preferred Stock and Series C Preferred Stock issuable upon exercise of warrants issued (or to be issued) in connection with the Company's equipment lease lines.


                                  Schedule 2.9

                                  SCHEDULE 2.10
                                     PERMITS

      The Company is in the process of obtaining permits in connection with certain tenant improvements being made, or planned to be made at the Company's facility at 9050 Camino Santa Fe, San Diego, CA 92121; compliance of such improvements with the American Disability Act has not yet been approved.


                                  Schedule 2.10

                                  SCHEDULE 2.15
                      TITLE TO PROPERTY AND ASSETS; LEASES

      Under the terms of the Company's lease lines, Comdisco retains all rights to the equipment purchased under such lines, with the Company having an option to purchase at the completion of the term of the agreement.

      Under the terms of the Loan and Security Agreement by and among the Company, Silicon Valley Bank and MMC/GATX Partnership No. 1, Combichem Corporation retains all rights to the equipment, fixtures and personal property purchased using such funds, subject to security interest of lessors.


                                  Schedule 2.15

                                  SCHEDULE 2.16
                              FINANCIAL STATEMENTS

      The contingent severance payments due under certain employment arrangements with the Company's employees are not reflected on the August 31, 1996 financial statements.


                                  Schedule 2.16

                                  SCHEDULE 2.18
                             PATENTS AND TRADEMARKS

      The Company filed intent to use application Serial No. 74/363,514 with the United States Patent and Trademark Office ("PTO") to register the mark COMBICHEM on February 26, 1993 in Class 42 for the services of combinatorial chemistry and molecular biology research and analysis. The application was inadvertently abandoned and a petition to revive the application, filed on June 14, 1995 with the PTO was rejected. The Company filed a duplicate application Serial No. 74/684,382 on June 5, 1995 in case the petition to revive was denied. This application was suspended pending resolution of a prior application.

      The Company filed intent to use application Serial No. 74/363,515 to register the mark COMBICHEM on February 26, 1993 in Class 5 for the pharmaceuticals and chemical compounds. The application was inadvertently abandoned and a petition to revive the application was rejected. The Company filed a duplicate application Serial No. 74/599,352 on November 15, 1994. This application was suspended pending resolution of a prior application for the Company.

      An intent to use application for the mark COMBISYN was filed by the Company on February 13, 1995, and a Notice of Allowance was issued by the PTO on September 3, 1996. Upon the filing of an acceptable Statement of Use, the application will proceed to registration. The application was filed in Class 9 for scientific apparatus for use in synthesizing by combinatorial chemistry small molecules for use in scientific research.

      An intent to use application for the mark COMBIWARE was filed by the Company November 7, 1995 and was approved for publication by the PTO. The application was filed in Class 9 for computer software for use in scientific research, mainly, for the design and maintenance of chemical libraries and the automation of molecular synthesis in the field of combinatorial chemistry, an instruction and user manual sold as a unit therewith.

      In connection with the MSI License Agreement, the Company received certain licenses to use MSI proprietary technology and granted to MSI an exclusive option to negotiate a distribution agreement with respect to a stand-alone chemical diversity measure software program.

      The J&J Sublicense contains a grant-back of a non-exclusive irrevocable royalty-free license (with the right to sublicense affiliates) under all patent improvements for the term of the agreement.

      See Schedule 2.7.

      The Company has applied for a patent application entitled "A TEMPLATE FOR SOLUTION PHASE SYNTHESIS OF COMBINATORIAL LIBRARIES", Docket Number 215/288, as of October 17, 1995.


                                  Schedule 2.18

      Hansruedi Kiefer assigned the Company all rights, title and interest in and to the work described as and/or entitled the CombiSyn Synthesizer pursuant to an Assignment Agreement dated as of January 1, 1996 and a Copyright Assignment dated January 19, 1996.


                                  Schedule 2.18

                                  SCHEDULE 2.19
                       MANUFACTURING AND MARKETING RIGHTS

      Pursuant to the MSI License Agreement, the Company has granted to MSI an exclusive option to negotiate a distribution agreement with respect to a stand-alone chemical diversity measure software program.

      LJL Biosystems, Inc. has rights to manufacture original prototypes only; these prototypes were revised, and currently LJL Biosystems, Inc. is not manufacturing prototypes.


                                  Schedule 2.19

                                  SCHEDULE 2.23
                                    INSURANCE

      The Company has covenanted to certain investors to maintain key man life insurance on the life of Steven Tieg in the amount of $2,000,000. The Company currently maintains only $1,350,000 in insurance on the life of Mr. Tieg.